Dated:	9 March 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 4.7

BIOMIRA, INC.

and

CANCER VAC PTY LTD ACN 096 859 513

and

PRIMA BIOMED LIMITED ACN 009 237 889

LICENSE AND DEVELOPMENT

AGREEMENT

OAKLEY THOMPSON & Co

Solicitors & Consultants

Level 17

500 Collins Street

MELBOURNE VIC 3000

AUSTRALIA

Tel: +61 3 9614 3771

Fax: +61 3 9629 2883

DX 30975 STOCK EXCHANGE

Ref: MJQ:JP:20030691

LICENSE AND DEVELOPMENT AGREEMENT

This Agreement made as of the 9th day of March, 2004.

AMONG:

BIOMIRA INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as “Biomira”)

- and -

CANCER VAC PTY LTD ACN 096 859 513, a corporation incorporated under the laws of Australia (hereinafter referred to as “Cancer Vac”)

- and -

PRIMA BIOMED LIMITED ACN 009 237 889, a corporation incorporated under the laws of Australia (hereinafter referred to as “Prima Biomed”)

WHEREAS Biomira, Cancer Vac and Prima Biomed are interested in forming an arrangement concerning the development and commercialization of Cancer Vac’s mannan-MUC1 fusion protein therapeutic vaccine delivered via ex-vivo dendritic cells, all upon the terms and subject to the conditions set forth in this Agreement and will, inter alia, enter into a subscription agreement and a shareholder agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by the parties, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

In this Agreement, unless otherwise provided, the following terms shall have the following meanings:

1.1.1

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with another Person. A Person shall be deemed to “control” another Person if the Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such Person. If the laws of the jurisdiction in which such Person operates prohibit ownership of more than fifty percent (50%), control shall be deemed to exist at the maximum level of

1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ownership allowed by such jurisdiction;

1.1.2	“Agreement” means this license and development agreement, together with all schedules hereto and any amendments to or restatements of this license and development agreement;

1.1.3	“ARI License Agreements” means:

1.1.3.1	that certain license agreement among Cancer Vac, Prima Biomed and Ilexus Pty Ltd ACN 064 772 130 dated May 31, 2001; and

1.1.3.2	that certain license agreement between The Austin Research Institute ACN 007 418 224 and Ilexus Pty Ltd ACN 064 772 103 dated April 4, 2001;

together with all schedules thereto and any amendments to or restatements of such license agreements;

1.1.4

“Biomira End User” shall, for purposes of section 1.1.5 of this Agreement, mean, with respect to a Product, the first purchaser at arm’s length (or, if not at arm’s length, as provided for in section 1.1.5 of this Agreement) with Biomira, an Affiliate of Biomira or a sublicensee of any of them, as the case may be, that acquires such Product in final form for end use, including physicians, hospitals and wholesalers, provided that [ * ] such Product is sold to such person [ * ] such Product in the country in question;

1.1.5

“Biomira Net Sales” shall mean, with respect to a Product in a particular country, the sum of the gross amounts received for all Sales (directly or indirectly) by Biomira, its Affiliates and their respective sublicensees, assignees and transferees of such Product to Biomira End Users, less the following deductions from such amounts invoiced which are actually and properly incurred in accordance with GAAP:

1.1.5.1	credits or allowances actually granted for damaged Product, returns or rejections of Product;

1.1.5.2	normal and customary trade, cash and quantity discounts, allowances and credits actually allowed;

1.1.5.3	sales, value added or similar taxes measured by the billing amount, when included in billing;

1.1.5.4	freight, postage, shipping, and insurance charges related to delivery of Product measured by the billing amount, when included in billing; and

1.1.5.5	import and export duties actually paid.

Any refund or reimbursement of any of the foregoing amounts previously

2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

deducted from Biomira Net Sales shall be appropriately credited upon receipt thereof (as Biomira Net Sales earned in the calendar quarter in which such refund or reimbursement was received).

In circumstances where there is a Sale between Biomira and its Affiliates, where Biomira or its Affiliate is a Biomira End User, the “amount received” with respect to such Sale shall, for purposes of calculating “Biomira Net Sales”, be the greater of (a) the actual amount received with respect to such Sale, and (b) the amount which the amount received would have been had such Sale been to a Person at arm’s length with Biomira or such Affiliate.

If Product is Sold in combination with another product or products (e.g., in the same kit or package) and each such product has a separate and distinguishable list price, then “Biomira Net Sales” under such circumstances shall be calculated by multiplying the “Biomira Net Sales” for the combined product by the fraction A/(A+B), in which A is the existing list price for the Product when Sold separately, and B is the existing list price for any other product or products in combination when Sold separately. For greater certainty, the incorporation of a Product into another product shall not be considered “another product” for purposes of this final paragraph of this section 1.1.5 and “Biomira Net Sales” under such circumstances shall be based on the gross amount received for the combined product.

If Product is Sold to a Biomira End User [ * ] such Product in the country in question, then, for purposes of this section 1.1.5, the gross amounts received from such Sales shall be [ * ] of such Product in the country in question;

1.1.6

“Biomira Territory” means the territory applicable to the license granted by Cancer Vac to Biomira and its Affiliates pursuant to section 3.1.1 of this Agreement, all as determined in accordance with section 3.1.3 of this Agreement;

1.1.7

“Cancer Vac End User” shall, for purposes of section 1.1.10 of this Agreement, mean, with respect to a Product, the first purchaser at arm’s length (or, if not at arm’s length, as provided for in section 1.1.10 of this Agreement) with Cancer Vac, an Affiliate of Cancer Vac or a sublicensee of any of them, as the case may be, that acquires such Product in final form for end use, including physicians, hospitals and wholesalers, provided that [ * ] such Product is sold to such person [ * ] such Product in the country in question;

1.1.8	“Cancer Vac Improvements” has the meaning attributed to that term in section 6.2 of this Agreement;

1.1.9

“Cancer Vac Know-How” means all proprietary information and data in the Field including but not limited to compounds, formulae, protocols, methods, techniques and results of experimentation and testing, which, except for published patent applications which are also included within this definition, is generally not known to the public, and which are owned by Cancer Vac or licensed in by Cancer Vac

3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(including without limitation pursuant to the ARI License Agreements), and which relate to research, development, manufacture, use and/or sale of Product including without limitation the know-how set forth in Schedule A to this Agreement. For greater certainty, Cancer Vac Know-How shall include Cancer Vac Improvements and Improvements licensed in by Cancer Vac which arise or occur after the Effective Date and which fall within the ambit of the preceding sentence;

1.1.10

“Cancer Vac Net Sales” shall mean, with respect to a Product in a particular country, the sum of the gross amounts received for all Sales (directly or indirectly) by Cancer Vac, its Affiliates and their respective sublicensees, assignees and transferees of such Product to Cancer Vac End Users, less the following deductions from such amounts invoiced which are actually and properly incurred in accordance with GAAP:

1.1.10.1	credits or allowances actually granted for damaged Product, returns or rejections of Product;

1.1.10.2	normal and customary trade, cash and quantity discounts, allowances and credits actually allowed;

1.1.10.3	sales, value added or similar taxes measured by the billing amount, when included in billing;

1.1.10.4	freight, postage, shipping, and insurance charges related to delivery of Product measured by the billing amount, when included in billing; and

1.1.10.5	import and export duties actually paid.

Any refund or reimbursement of any of the foregoing amounts previously deducted from Cancer Vac Net Sales shall be appropriately credited upon receipt thereof (as Cancer Vac Net Sales earned in the calendar quarter in which such refund or reimbursement was received).

In circumstances where there is a Sale between Cancer Vac and its Affiliates, where Cancer Vac or its Affiliate is a Cancer Vac End User, the “amount received” with respect to such Sale shall, for purposes of calculating “Cancer Vac Net Sales”, be the greater of (a) the actual amount received with respect to such Sale, and (b) the amount which the amount received would have been had such Sale been to a Person at arm’s length with Cancer Vac or such Affiliate.

If Product is Sold in combination with another product or products (e.g., in the same kit or package) and each such product has a separate and distinguishable list price, then “Cancer Vac Net Sales” under such circumstances shall be calculated by multiplying the “Cancer Vac Net Sales” for the combined product by the fraction A/(A+B), in which A is the existing list price for the Product when Sold separately, and B is the existing list price for any other product or products in

4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

combination when Sold separately. For greater certainty, the incorporation of a Product into another product shall not be considered “another product” for purposes of this final paragraph of this section 1.1.10 and “Cancer Vac Net Sales” under such circumstances shall be based on the gross amount received for the combined product.

If Product is Sold to a Cancer Vac End User [ * ] such Product in the country in question, then, for purposes of this section 1.1.5, the gross amounts received from such Sales shall be [ * ] of such Product in the country in question;

1.1.11	“Cancer Vac Patent Rights” means all rights applicable in the Field owned by or licensed in by Cancer Vac including without limitation the following:

1.1.11.1	the patents listed on Schedule B of this Agreement;

1.1.11.2	any patent issuing on any patent application identified in Schedule B of this Agreement; and

1.1.11.3

any patent issuing from any continuing applications of those patents or patent applications, including any divisions, continuations, and continuation-in-part applications, as well as any patents issuing on any reissue and/or reexamination application, and including any patent term restoration of any such patents.

Cancer Vac Patent Rights also includes all rights applicable in the Field owned by or licensed in by Cancer Vac in any foreign patents and patent applications which correspond to those described in the preceding sentence and in any patents or patent applications that claim Cancer Vac Improvements and which fall within the Field;

1.1.12	“Cancer Vac Technology” means all Cancer Vac Patent Rights and Cancer Vac Know-How;

1.1.13

“Cancer Vac Territory” means Australia, New Zealand and, except to the extent that Biomira elects in accordance with section 3.1.2 of this Agreement to receive a license to all or a portion thereof (and has not rescinded such election), the Territory;

1.1.14

“Clinical Development” means all activities required for Market Approval of Product (including without limitation non-clinical and clinical trials, including but not limited to, toxicology and absorption, distribution, metabolism and elimination studies), as well as all clinical activities desirable for optimized marketing of Product (including without limitation Phase IIIb and Phase IV studies). This term does not include any activities necessary for manufacture and/or supply of Product;

1.1.15	“Commercial Manufacturing Plan” has the meaning attributed to that term in

5.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

section 4.2.2;

1.1.16	“Confidential Information” has the meaning attributed to that term in section 5.1;

1.1.17	“CRTL” means Cancer Research Technology Limited and any successor corporation;

1.1.18

“CRTL License Agreement” means that certain amended and restated license agreement between CRTL and Biomira dated November 14, 2000, together with all schedules thereto and any amendments to or restatements of such amended and restated license agreement;

1.1.19	“CRTL Technology” means the know-how and patent rights specified in Schedule C to this Agreement licensed by CRTL to Biomira under the CRTL License Agreement and which are in the Field;

1.1.20

“Development Costs” means, following the Phase IIb trial referred to in section 3.1.3.2 of this Agreement, the direct costs and expenses (which shall be burdened and allocated as determined by the Steering Committee or failing the Steering Committee addressing such issues, in accordance with GAAP) incurred by or on behalf of a party pursuant to, and within the budgeted amounts set forth in, an approved Development Plan, or otherwise approved by the Steering Committee, in connection with the Clinical Development of Products, including but not limited to the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Product, for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain and/or maintain approval of a Product, costs of post-Launch clinical studies in support of a Product, costs of data management, statistical designs and studies, document preparation and other expenses associated with Clinical Development, but excluding for greater certainty any indirect costs (including administration, support, depreciation, facility rental, repair and maintenance, utilities, insurance, taxes, cost of capital, and the like) except to the extent that the Steering Committee determines that to exclude a particular indirect cost is inequitable as between Biomira and Cancer Vac;

1.1.21	“Development Plan” has the meaning attributed to that term in section 4.2.1;

1.1.22	“Effective Date” shall mean the 9th day of March, 2004, or such other date as the parties to this Agreement may agree upon in writing;

1.1.23	“EMEA” means the European Medicines Evaluation Agency, or any successor organization;

1.1.24	“FDA” means the United States Food and Drug Administration, or any successor organization;

1.1.25	“Field” means the use of a Product for the treatment of cancer;

6.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.26	“Force Majeure” has the meaning as set out in section 11.1;

1.1.27	“GAAP” means Canadian generally accepted accounting principles, consistently applied;

1.1.28	“Improvements” has the meaning attributed to that term in section 6.1;

1.1.29	“Joint Improvements” has the meaning attributed to that term in section 6.1;

1.1.30

“Launch” shall mean, with respect to a particular Product in a particular country, the date of the first arms’ length sale of such Product in such country after receipt of Market Approval for such Product in such country;

1.1.31	“Major Market” shall mean any one of [ * ] or [ * ] and “Major Markets” shall mean all of such countries;

1.1.32

“Market Approval” shall mean, with respect to a particular Product in a particular country, the date upon which the last of all governmental or regulatory approvals required for the sale of such Product in that country has been granted, including price approval for such Product (if required);

1.1.33	“Marketing Plan” has the meaning attributed to that term in section 4.2.3;

1.1.34	“North American Territory” means Canada, the United States of America and Mexico;

1.1.35

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or a governmental authority or body, and pronouns which refer to a Person have a similar extended meaning;

1.1.36	“Product” means Cancer Vac’s mannan-MUC1 fusion protein therapeutic vaccine delivered via ex-vivo dendritic cells, [ * ];

1.1.37	“Prodrug” means a chemical precursor of a Product which is to be cleaved in a human being directly into a Product and/or a metabolic intermediate thereof, [ * ];

1.1.38	“Project Team” has the meaning attributed to that term in section 4.2.6 of this Agreement;

1.1.39

“Put Agreement” means that certain put option deed of even date herewith between Biomira and Prima Biomed, together with all schedules thereto and any amendments to or restatements of such put option deed;

1.1.40

“Regulatory Authority” means, with respect to a particular Product Sold or to be Sold in a particular country, those government agencies or authorities responsible for the approval and regulation of such Product and the Sale thereof in such country;

7.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.1.41	“ROW Territory” shall mean all countries of the world except Canada, the United States of America, Mexico, Australia and New Zealand;

1.1.42	“Sale” includes, with respect to a particular Product, the sale or other disposition thereof and “Sell” or “Sold” have corresponding meanings;

1.1.43

“Shared Costs” means Development Costs and all other costs and expenses designated under this Agreement or by the Steering Committee as Shared Costs, but excluding for greater certainty any indirect costs (including administration, support, depreciation, facility rental, repair and maintenance, utilities, insurance, taxes, cost of capital, and the like) except to the extent that the Steering Committee determines that to exclude a particular indirect cost is inequitable as between Biomira and Cancer Vac;

1.1.44

“Shareholder Agreement” means that certain shareholders’ deed of even date herewith among Cancer Vac, Biomira, Prima Biomed and Ilexus Pty Ltd, together with all schedules thereto and any amendments to or restatements of such shareholders’ deed;

1.1.45	“Steering Committee” has the meaning attributed to that term in section 4.1.1;

1.1.46

“Subscription Agreement” means that certain subscription deed of even date herewith between Cancer Vac and Biomira, together with all schedules thereto and any amendments to or restatements of such subscription deed;

1.1.47	“Term” means the term of this Agreement as specified in section 9.1;

1.1.48	“Territory” shall mean, collectively, the North American Territory and the ROW Territory; and

1.1.49

“Valid Claim” means, with respect to a particular Product in a particular country, a claim of a pending and unexpired or issued and unexpired patent [ * ] which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise;

Section 1.2 Number and Gender

Words importing the singular number only in this Agreement shall include the plural number and vice versa and words importing one gender only in this Agreement shall include all genders and words importing Persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

Section 1.3 Headings

The headings used in this Agreement are for ease of reference only and shall not affect the meaning or the interpretation of this Agreement. References to sections and articles are to sections and articles of this Agreement.

8.

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Section 1.4 Schedules

The following Schedules attached to this Agreement shall form part of this Agreement:

Schedule A - Cancer Vac Know-How

Schedule B - Cancer Vac Patent Rights

Schedule C - CRTL Know-How and Patent Rights

Section 1.5 Effective Date

This Agreement shall commence as of the Effective Date.

Section 1.6 Legislation

Any reference in this Agreement to legislation or a statute includes, unless otherwise indicated, rules and regulations passed or in force as at the date of this Agreement and any amendments to such rules or regulations from time to time, and any legislation or regulations substantially replacing the same.

ARTICLE 2

GRANT OF SUBLICENSE

Section 2.1 Biomira Grant of Sublicense

2.1.1

Subject to the terms and conditions of this Agreement and the CRTL License Agreement, Biomira hereby grants to Cancer Vac a sublicense under the CRTL Technology to use, develop, market, promote, distribute and sell Product in the Field in the Cancer Vac Territory and, subject to the written approval of the Steering Committee (or, if there is no Steering Committee, the written approval of Biomira and Cancer Vac, acting reasonably), to manufacture or have manufactured anywhere in the world Product for use in the Field, which sublicense shall be exclusive of Biomira, CRTL and all other Persons subject to the rights specifically reserved to Biomira, CRTL and their respective Affiliates under this Agreement and the CRTL License Agreement and to the extent otherwise required by applicable law or regulation (as, for example, in the European Union under applicable competition law).

2.1.2	Nothing in this Agreement shall in any way limit the right of Biomira, CRTL and their respective Affiliates and licensees to use or exploit the CRTL Technology outside of the Field.

Section 2.2 Sublicenses

Cancer Vac shall have no right to grant sublicenses under the sublicense set forth in section 2.1 of this Agreement without the prior written consent of Biomira and CRTL (such consent not to be unreasonably withheld) and, to the extent applicable, complying with the provisions of this Agreement and the CRTL License Agreement. Cancer Vac shall at least [ * ] prior to the execution of any proposed sublicense agreement provide a complete copy thereof to Biomira for review by Biomira and CRTL. In any such sublicense agreement Cancer Vac shall ensure that the sublicensee is legally bound by the provisions of this Agreement relating to the use and safeguarding of the licensed technology including the confidentiality provisions in article 5 of this Agreement. No such sublicensee shall grant any further license of such licensed technology

9.

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to any other Person. Cancer Vac shall be responsible for diligently enforcing the provisions of any such sublicense agreement and for the acts and omissions of the sublicensee and all such acts and omissions of the sublicensee shall be regarded for purposes of this Agreement as the acts and omissions of Cancer Vac.

Section 2.3 Term of Grant

Subject to the terms and conditions of the CRTL License Agreement, the sublicense granted under section 2.1 of this Agreement shall remain in force and effect on a Product-by-Product and country-by-country basis until the later of:

2.3.1	the expiration or termination of the last to expire or terminate of Valid Claims that cover such Product in such country;

2.3.2	the expiration or termination of the last to expire or terminate of the exclusivity periods that cover such Product in such country; [ * ]

Section 2.4 Biomira Clinical Trial Data

Cancer Vac shall have the right during the Term to use Biomira clinical trial data specifically relating to Product and developed by or on behalf of Biomira for purposes of this Agreement to develop, market, promote and sell Product in the Field in the Cancer Vac Territory.

Section 2.5 Bankruptcy or Insolvency

All rights and licenses granted to Cancer Vac under this article 2 are, and shall be deemed to be, for purposes of applicable bankruptcy law (including section 365(n) of the United States Bankruptcy Code), licenses of rights to “intellectual property” (including as such term is defined under section 101(35A) of the United States Bankruptcy Code).

Section 2.6 Biomira and CRTL Rights

Notwithstanding any provision to the contrary in this Agreement, Biomira, CRTL and their respective Affiliates shall have the right to carry out research and development in the Field for purposes of developing Improvements.

Section 2.7 Up-Front Payment

In partial consideration of the grant of the sublicense referred to in section 2.1.1 of this Agreement and in addition to the milestone payments provided for in section 2.8 of this Agreement and the royalty payments provided for in section 2.9 of this Agreement, each of Cancer Vac, Prima Biomed and Ilexus Pty Ltd shall (to the extent they are parties thereto) execute and deliver to Biomira (at the time of execution and delivery of this Agreement) the Subscription Agreement, the Shareholder Agreement and the Put Agreement.

Section 2.8 Milestone Payments

2.8.1

Subject to section 2.8.2 of this Agreement, in partial consideration for the grant of the sublicense referred to in section 2.1.1 of this Agreement and in addition to the up-front payment provided for in section 2.7 of this Agreement and the royalty payments provided for in section 2.9 of this Agreement, Cancer Vac shall pay to Biomira the following milestone payments within [ * ] of the occurrence of the applicable event specified below:

10.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.8.1.1	$[ * ] upon [ * ];

2.8.1.2	$[ * ] upon [ * ];

2.8.1.3	$[ * ] upon [ * ];

2.8.1.4	$[ * ] upon [ * ];

2.8.1.5	$[ * ] upon [ * ]; and

2.8.1.6	$[ * ] upon [ * ].

2.8.2	If, in relation to the [ * ], [ * ] are [ * ] under section [ * ] of this Agreement [ * ] for the [ * ] or [ * ] for the [ * ], there shall be [ * ] under section [ * ] of this Agreement.

Section 2.9 Royalty Payments

In partial consideration for the grant of the sublicense referred to in section 2.1.1 of this Agreement and in addition to the up-front payment provided for in section 2.7 of this Agreement and the milestone payments provided for in section 2.8.1 of this Agreement, Cancer Vac shall pay to Biomira quarterly during the Term, within [ * ] after the end of each calendar quarter, a royalty based on Cancer Vac Net Sales of Product at a rate of:

2.9.1	at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ]:

2.9.1.1	[ * ] percent ([ * ]%) for Cancer Vac Net Sales of Product in the [ * ]; and

2.9.1.2	[ * ] percent ([ * ]%) for Cancer Vac Net Sales of Product in the [ * ];

provided that [ * ] shall be [ * ] and [ * ], respectively, for any Product Sold in a particular country which at the time of such Sale [ * ] in such country;

2.9.2

at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ] the [ * ], [ * ] percent ([ * ]%) for Cancer Vac Net Sales in the [ * ], provided that [ * ] shall be [ * ] for any Product Sold in a particular country which at the time of such Sale [ * ] in such country;

2.9.3

at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ] the [ * ], [ * ] percent ([ * ]%) for Cancer Vac Net Sales in [ * ], provided that [ * ] shall be [ * ] for any Product Sold in a particular country which at the time of such Sale [ * ] in such country; and

2.9.4	if, during its term, the license provided by CRTL to Biomira under the CRTL License Agreement [ * ], Biomira and Cancer Vac shall review in a spirit of reasonableness and cooperation the [ * ].

11.

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Section 2.10 Sales Report

Within [ * ] after the end of each calendar quarter during the Term, Cancer Vac shall provide Biomira with a detailed report consistent with GAAP and the accounting records and principles of Cancer Vac showing in reasonable detail on a Product-by-Product basis:

2.10.1	the number of units of such Product sold during such calendar quarter;

2.10.2	to the extent practicable, the total billings for such Product during such calendar quarter;

2.10.3	to the extent practicable, the deductions applicable to the determination of Cancer Vac Net Sales with respect to such Product during such calendar quarter;

2.10.4	the Cancer Vac Net Sales with respect to such Product during such calendar quarter;

2.10.5	the average sales price of such Product during such calendar quarter; and

2.10.6	the total royalties due and the basis of the calculation thereof.

Section 2.11 Records and Audits

Cancer Vac will keep and maintain proper and complete records and books of account in such form and detail as is necessary for the determination of the amounts payable by Cancer Vac (on behalf of itself and its Affiliates and permitted licensees and distributors) to Biomira under this Agreement and Cancer Vac shall during normal business hours upon [ * ] prior notice from Biomira make those records available for audit by an internationally recognized accounting firm designated by Biomira (except one to which Cancer Vac shall have objection, acting reasonably) for the sole purpose of, and Cancer Vac will only be required to disclose information related to; verifying such payments, revenues, Cancer Vac Net Sales, costs, expenses and deductions and the correctness of calculations and classifications in respect thereof. Cancer Vac shall preserve such records made in any calendar year for a period of [ * ] following the close of that calendar year. In the event that such audit discloses that the actual royalties or other amounts payable by Cancer Vac to Biomira are greater than the royalties or other amounts paid by Cancer Vac, then Cancer Vac shall pay to Biomira any additional royalties and other amounts based on the results disclosed by such audit plus interest as provided for in section 2.14 of this Agreement. In the event that such audit discloses that the actual royalties or other amounts payable by Cancer Vac to Biomira pursuant to this article 2 are less than the royalties or other amounts paid by Cancer Vac, then Biomira shall reimburse Cancer Vac for any such overpayment based on the results disclosed by such audit less Biomira’s reasonable costs of such audit. The cost of such audit shall be borne by Biomira unless such audit discloses that the actual royalties and other amounts payable by Cancer Vac to Biomira are greater by [ * ] or more than the royalties and other amounts paid by Cancer Vac, or such audit discloses that the actual royalties and other amounts payable by Cancer Vac to Biomira are less than the royalties and other amounts paid by Cancer Vac, in which case Cancer Vac shall be responsible for payment of all reasonable costs of such audit to a maximum of the amount of any overpayment by Cancer Vac to Biomira due to an incorrect calculation of royalties and other amounts payable by Cancer Vac and Biomira shall be responsible for payment of all other costs of such audit. Notwithstanding the foregoing, Biomira

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shall not have the right to conduct more than once, for the same purpose, an audit of the same information, books and records; provided, however that if any such audit discloses that the actual royalties or other amounts payable by Cancer Vac to Biomira hereunder was calculated incorrectly such that a payment by Cancer Vac or a reimbursement by Biomira is required pursuant to this section 2.11, then Biomira shall have a further right to audit the same information, books and records for the same purpose until such time as no further errors are found.

Section 2.12 Currency and Conversion

All payments made under this Agreement shall be in United States dollars. With respect to any payment based on Cancer Vac Net Sales made in a currency other than U.S. dollars, Cancer Vac shall convert such Cancer Vac Net Sales to U.S. dollars using the applicable average rate of exchange for U.S. dollars for the prior quarter quoted as local currency per US $1, published in The Financial Times (London edition).

Section 2.13 Bank Accounts

All payments hereunder shall be made by wire transfer of immediately available funds to such bank account as may be designated in writing from time to time by Biomira.

Section 2.14 Late Payments

Any late payments of any nature made under this Agreement shall bear interest, running from the date such payment was due until such payment is made, at a rate per annum equal to the average thirty (30) day U.S. dollar LIBOR rate (as published from time to time by Reuters) [ * ].

Section 2.15 Commercialization and Marketing Diligence

2.15.1

Cancer Vac agrees to use all reasonable commercial efforts to commercialize the Cancer Vac Technology and the CRTL Technology in the Cancer Vac Territory and bring Products to the marketplace in the Cancer Vac Territory in a timely manner and to keep such Products competitive with other similar products in the Cancer Vac Territory.

2.15.2

Cancer Vac shall keep Biomira fully advised (on [ * ] basis or more frequently if circumstances warrant) as to its progress in the development and commercialization of the Cancer Vac Technology and CRTL Technology and of any Products, and shall provide such additional information to Biomira as Biomira may from time to time reasonably request in connection with the foregoing.

2.15.3

If Biomira reasonably believes that Cancer Vac is not meeting its diligence obligations under section 2.15.1 of this Agreement, then Biomira may provide Cancer Vac with written notice of such deficiency. If, within [ * ] following receipt by Cancer Vac of such notice, Biomira has not been provided with either evidence satisfactory to Biomira, acting reasonably, that the specified deficiency has been rectified or a detailed plan of action satisfactory to Biomira, acting reasonably, for Cancer Vac to fully meet its obligations under section 2.15.1 of this Agreement, then Biomira may, at its option, terminate the sublicense granted to Cancer Vac under this article 2 by providing at least [ * ] further written notice

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to Cancer Vac of such termination. If Biomira seeks to terminate the sublicense granted to Cancer Vac pursuant to this section 2.15 as aforesaid and Cancer Vac disputes the basis for such termination, then the issue shall be resolved in accordance with section 11.4 of this Agreement.

ARTICLE 3

GRANT OF LICENSE

Section 3.1 Cancer Vac Grant of License

3.1.1

Cancer Vac hereby grants to Biomira and its Affiliates a license (with the right to sublicense) under the Cancer Vac Technology (exercisable in the manner set forth in section 3.1.3 of this Agreement) to use, develop, market, promote, distribute and sell Product in the Field in the Biomira Territory and, subject to the written approval of the Steering Committee (or, if there is no Steering Committee, the written approval of Biomira and Cancer Vac, acting reasonably) to manufacture or have manufactured anywhere in the world Product for use in the Field, which license shall be exclusive of Cancer Vac and all other Persons subject to the rights specifically reserved to Cancer Vac under this Agreement and to the extent otherwise required by applicable law or regulation (as, for example, in the European Union under applicable competition law).

3.1.2

In any sublicense by Biomira of the Cancer Vac Technology, Biomira shall ensure that the sublicensee is legally bound by the provisions of this Agreement relating to the use and safeguarding of the licensed technology including the confidentiality provisions in article 5 of this Agreement. No such sublicensee shall grant any further license of such licensed technology to any other Person. Biomira shall be responsible for diligently enforcing the provisions of any such sublicense agreement and for the acts and omissions of the sublicensee and all such acts and omissions of the sublicensee shall be regarded for purposes of this Agreement as the acts and omissions of Biomira.

3.1.3	Biomira may exercise the license rights granted by Cancer Vac to Biomira and its Affiliates in section 3.1.1 of this Agreement in the following manner and circumstances:

3.1.3.1

for the [ * ], if Biomira elects by written notice to Cancer Vac (within [ * ] of the [ * ] being made available by Cancer Vac to Biomira) to undertake and fund [ * ] of the costs of the Phase IIb trial of the Product; or

3.1.3.2

for the [ * ], if Biomira elects by written notice to Cancer Vac (within [ * ] of the [ * ] being made available by Cancer Vac to Biomira) to undertake and fund [ * ] of the costs of the Phase IIb trial of the Product. In circumstances where Biomira elects to fund [ * ] of the costs of the Phase IIb trial of the Product pursuant to this section 3.1.3.2, Cancer Vac shall (within [ * ] of Biomira making its election under this section 3.1.3.2) provide to Biomira such [ * ] as Biomira

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may reasonably request in order to [ * ] that [ * ]. Further, if at any time Cancer Vac fails to [ * ] the Phase IIb trial of the Product, Biomira may, [ * ], by written notice to Cancer Vac, (a) [ * ] the Phase IIb trial [ * ] and otherwise [ * ] with respect thereto; or (b) [ * ] the Phase IIb trial. If Biomira elects to [ * ] the Phase IIb trial of the Product, Biomira shall receive the rights specified in section [ * ] of this Agreement, as well as being entitled to [ * ] such Phase IIb trial [ * ] which Biomira is required to [ * ] under [ * ].

3.1.4	To the extent that Biomira provides funding or incurs costs in relation to any clinical trials of Product, Cancer Vac shall:

3.1.4.1

if Biomira relinquishes [ * ] the license rights with respect to such Product granted under this section 3.1, reimburse Biomira for the aggregate amount of such funding and/or costs by providing to Biomira [ * ] of any and all third party up-front, milestone, royalty or other amounts received by Cancer Vac in relation to the Product and/or the Cancer Vac Technology or, if Cancer Vac itself develops the Product, by providing to Biomira [ * ] of any and all gross revenue received by Cancer Vac in relation to the Product and/or the Cancer Vac Technology;

3.1.4.2

if Biomira retains the license provided for in section 3.1.1 of this Agreement for the [ * ] and Biomira provides funding or incurs costs in relation to any clinical trials of Product in excess of [ * ], reimburse Biomira for the aggregate amount of any such funding and/or costs in excess of [ * ] by providing to Biomira [ * ] of any and all third party up-front, milestone, royalty or other amounts received by Cancer Vac in relation to the Product and/or the Cancer Vac Technology or, if Cancer Vac itself develops the Product, by providing to Biomira [ * ] of any and all gross revenue received by Cancer Vac in relation to the Product and/or the Cancer Vac Technology.

3.1.5	Nothing in this Agreement shall in any way limit the right of Cancer Vac and its Affiliates and licensees to use or exploit the Cancer Vac Technology outside of the Field.

Section 3.2 Term of Grant

The license granted under section 3.1 of this Agreement shall remain in force and effect on a Product-by-Product and country-by-country basis until the later of:

3.2.1	the expiration or termination of the last to expire or terminate of Valid Claims that cover such Product in such country;

3.2.2	the expiration or termination of the last to expire or terminate of the exclusivity periods that cover such Product in such country; [ * ]

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Notwithstanding any other provision in this Agreement to the contrary, Biomira shall have the right to terminate the license granted under section 3.1 of this Agreement (and be relieved, inter alia, of its payment and funding obligations under this article 3) at any time prior to Launch by Biomira of a Product in a Major Market, provided that Biomira, except in circumstances where Cancer Vac has failed to fulfill any of its obligations under this Agreement, provides to Cancer Vac at least [ * ] prior written notice of such termination.

Section 3.3 Cancer Vac Clinical Trial Data

Biomira shall have the right during the Term to use Cancer Vac clinical trial data specifically relating to Product and developed by or on behalf of Cancer Vac for purposes of this Agreement to develop, market, promote, and sell Product in the Field in the Biomira Territory.

Section 3.4 Bankruptcy or Insolvency

All rights and licenses granted to Biomira and its Affiliates under this article 3 are, and shall be deemed to be, for purposes of applicable bankruptcy law (including section 365(n) of the United States Bankruptcy Code), licenses of rights to “intellectual property” (including as such term is defined under section 101(35A) of the United States Bankruptcy Code).

Section 3.5 Cancer Vac Rights

Notwithstanding any provision to the contrary in this Agreement, Cancer Vac and its Affiliates shall have the right to carry out research and development in the Field for purposes of developing Improvements.

Section 3.6 Up-front Payment

In partial consideration for the grant of the license referred to in section 3.1.1 of this Agreement and in addition to the milestone payments provided for in section 3.7 of this Agreement and the royalty payments provided for in section 3.8 of this Agreement, Biomira shall pay to Cancer Vac within [ * ] of the occurrence of the applicable event specified below an up-front fee of:

3.6.1	$[ * ], if Biomira elects under section 3.1.3 of this Agreement to receive from Cancer Vac [ * ];

3.6.2	$[ * ], if Biomira elects under section 3.1.3 of this Agreement to receive from Cancer Vac [ * ]; or

3.6.3	there shall be no up-front fee, if Biomira does not request any license rights from Cancer Vac with respect to Product under section 3.1.3 of this Agreement.

Section 3.7 Milestone Payments

3.7.1

Subject to section 3.7.2 of this Agreement, in partial consideration for the grant of the license referred to in section 3.1.1 of this Agreement and in addition to the up-front payment provided for in section 3.6 of this Agreement and the royalty payments provided for in section 3.8 of this Agreement, Biomira shall pay to Cancer Vac the following milestone payments within [ * ] of the occurrence of the applicable event specified below:

3.7.1.1	$[ * ] upon [ * ];

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3.7.1.2	$[ * ] upon [ * ];

3.7.1.3	$[ * ] upon [ * ];

3.7.1.4	$[ * ] upon [ * ];

3.7.1.5	$[ * ] upon [ * ]; and

3.7.1.6	$[ * ] upon [ * ].

3.7.2	If, in relation to the [ * ], [ * ] are [ * ] under section [ * ] of this Agreement [ * ] for the [ * ] or [ * ], there shall be [ * ] under section [ * ] of this Agreement.

Section 3.8 Royalty Payments

Subject to section 3.8.3 of this Agreement, in partial consideration for the grant of the license referred to in section 3.1.1 of this Agreement and in addition to the up-front payment provided for in section 3.6 of this Agreement and the milestone payments provided for in section 3.7.1 of this Agreement, Biomira shall pay to Cancer Vac quarterly during the Term, within [ * ] after the end of each calendar quarter, a royalty based on Biomira Net Sales of Product at a rate of:

3.8.1	at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ]:

3.8.1.1	[ * ] percent ([ * ]%) for Biomira Net Sales of Product in the [ * ]; and

3.8.1.2	[ * ] percent ([ * ]%) for Biomira Net Sales of Product in the [ * ];

provided that [ * ] shall be [ * ] and [ * ], respectively, for any Product Sold in a particular country which at the time of such Sale [ * ] in such country;

3.8.2

at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ] the [ * ], [ * ] percent ([ * ]%) for Biomira Net Sales in the [ * ], provided that [ * ] shall be [ * ] for any Product Sold in a particular country which at the time of such Sale [ * ] in such country;

3.8.3	at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ], [ * ] shall be [ * ] under this section 3.8; and

3.8.4

if, during its term, the license provided by Ilexus Pty Ltd to Cancer Vac under the license agreement described in section 1.1.3.1 of this Agreement [ * ], Biomira and Cancer Vac shall review in a spirit of reasonableness and cooperation the [ * ].

Section 3.9 Sales Report

Within [ * ] after the end of each calendar quarter during the Term, Biomira shall provide Cancer Vac with a detailed report consistent with GAAP and the accounting records and principles of Biomira showing in reasonable detail on a Product-by-Product basis:

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3.9.1	the number of units of such Product sold during such calendar quarter;

3.9.2	to the extent practicable, the total billings for such Product during such calendar quarter;

3.9.3	to the extent practicable, the deductions applicable to the determination of Biomira Net Sales with respect to such Product during such calendar quarter;

3.9.4	the Biomira Net Sales with respect to such Product during such calendar quarter;

3.9.5	the average sales price of such Product during such calendar quarter; and

3.9.6	the total royalties due and the basis of the calculation thereof.

Section 3.10 Records and Audits

Biomira will keep and maintain proper and complete records and books of account in such form and detail as is necessary for the determination of the amounts payable by Biomira (on behalf of itself and its Affiliates and permitted licensees and distributors) to Cancer Vac under this Agreement and Biomira shall during normal business hours upon [ * ] prior notice from Cancer Vac make those records available for audit by an internationally recognized accounting firm designated by Cancer Vac (except one to which Biomira shall have objection, acting reasonably) for the sole purpose of, and Biomira will only be required to disclose information related to, verifying such payments, revenues, Biomira Net Sales, costs, expenses and deductions and the correctness of calculations and classifications in respect thereof. Biomira shall preserve such records made in any calendar year for a period of [ * ] following the close of that calendar year. In the event that such audit discloses that the actual royalties or other amounts payable by Biomira to Cancer Vac are greater than the royalties or other amounts paid by Biomira, then Biomira shall pay to Cancer Vac any additional royalties and other amounts based on the results disclosed by such audit plus interest as provided for in section 3.13 of this Agreement. In the event that such audit discloses that the actual royalties or other amounts payable by Biomira to Cancer Vac pursuant to this article 3 are less than the royalties or other amounts paid by Biomira, then Cancer Vac shall reimburse Biomira for any such overpayment based on the results disclosed by such audit less Cancer Vac’s reasonable costs of such audit. The cost of such audit shall be borne by Cancer Vac unless such audit discloses that the actual royalties and other amounts payable by Biomira to Cancer Vac are greater by [ * ] or more than the royalties and other amounts paid by Biomira, or such audit discloses that the actual royalties and other amounts payable by Biomira to Cancer Vac are less than the royalties and other amounts paid by Biomira, in which case Biomira shall be responsible for payment of all reasonable costs of such audit to a maximum of the amount of any overpayment by Biomira to Cancer Vac due to an incorrect calculation of royalties and other amounts payable by Biomira and Cancer Vac shall be responsible for payment of all other costs of such audit. Notwithstanding the foregoing, Cancer Vac shall not have the right to conduct more than once, for the same purpose, an audit of the same information, books and records; provided, however that if any such audit discloses that the actual royalties or other amounts payable by Biomira to Cancer Vac hereunder was calculated incorrectly such that a payment by Biomira or a reimbursement by Cancer Vac is required pursuant to this section 3.10, then Cancer Vac shall have a further right to audit the same

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information, books and records for the same purpose until such time as no further errors are found.

Section 3.11 Currency and Conversion

All payments made under this Agreement shall be in United States dollars. With respect to any payment based on Biomira Net Sales made in a currency other than U.S. dollars, Biomira shall convert such Biomira Net Sales to U.S. dollars using the applicable average rate of exchange for U.S. dollars for the prior quarter quoted as local currency per US $1, published in The Financial Times (London edition).

Section 3.12 Bank Accounts

All payments hereunder shall be made by wire transfer of immediately available funds to such bank account as may be designated in writing from time to time by Cancer Vac.

Section 3.13 Late Payments

Any late payments of any nature made under this Agreement shall bear interest, running from the date such payment was due until such payment is made, at a rate per annum equal to the average thirty (30) day U.S. dollar LIBOR rate (as published from time to time by Reuters) [ * ].

Section 3.14 Commercialization and Marketing Diligence

3.14.1

Biomira agrees to use all reasonable commercial efforts to commercialize the Cancer Vac Technology in the Biomira Territory and bring Products to the marketplace in the Biomira Territory in a timely manner and to keep such Products competitive with other similar products in the Biomira Territory.

3.14.2

Biomira shall keep Cancer Vac fully advised (on [ * ] basis or more frequently if circumstances warrant) as to its progress in the development and commercialization of the Cancer Vac Technology and of any Products, and shall provide such additional information to Cancer Vac as Cancer Vac may from time to time reasonably request in connection with the foregoing.

3.14.3

If Cancer Vac reasonably believes that Biomira is not meeting its diligence obligations under section 3.14.1 of this Agreement, then Cancer Vac may provide Biomira with written notice of such deficiency. If, within [ * ] following receipt by Biomira of such notice, Cancer Vac has not been provided with either evidence satisfactory to Cancer Vac, acting reasonably, that the specified deficiency has been rectified or a detailed plan of action satisfactory to Cancer Vac, acting reasonably, for Biomira to fully meet its obligations under section 3.14.1 of this Agreement, then Cancer Vac may, at its option, terminate the sublicense granted to Biomira under this article 3 by providing at least [ * ] further written notice to Biomira of such termination. If Cancer Vac seeks to terminate the sublicense granted by Biomira pursuant to this section 3.14 as aforesaid and Biomira disputes the basis for such termination, then the issue shall be resolved in accordance with section 11.4 of this Agreement.

ARTICLE 4

DEVELOPMENT, MANUFACTURING AND MARKETING OVERSIGHT

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Section 4.1 Steering Committee

4.1.1

Formation. Within [ * ] after the Effective Date, the parties shall form a steering committee (the “Steering Committee”) for the purpose of overseeing and managing the development, (including Clinical Development), manufacturing, marketing and Sale of Product(s) throughout the world, all as hereinafter specified in this article 4.

4.1.2

Membership. The Steering Committee shall be composed of two (2) representatives of Biomira and its Affiliates and two (2) representatives of Cancer Vac and its Affiliates, unless otherwise agreed to in writing by Biomira and Cancer Vac (but the number of representatives of Biomira and its Affiliates and the number of representatives of Cancer Vac and its Affiliates shall always be equal). The initial chair of the Steering Committee shall be a representative of Cancer Vac, and thereafter the chair of the Steering Committee shall alternate on the anniversary of the Effective Date between a representative of Biomira and a representative of Cancer Vac (i.e., the second chair shall be a representative of Biomira, the third a representative of Cancer Vac, and so on). Each party shall notify the other party in writing of its representatives to the Steering Committee and of any changes in its representatives to the Steering Committee.

4.1.3

Voting Powers. Each representative on the Steering Committee shall be entitled to exercise one (1) vote with respect to matters coming before the Steering Committee. Any action authorized by the Steering Committee must be authorized by the affirmative vote of a majority of the members of the Steering Committee and shall be recorded in the meeting minutes following such authorization.

4.1.4

Meetings. The Steering Committee shall meet not less than [ * ] during the period of Clinical Development of any Product and during the period of Sale of any Product, on such dates and at such times and places as are agreed to by the members of the Steering Committee, acting reasonably. Responsibility for arranging such meetings, including, at a minimum, providing notice and an agenda and providing minutes of the meeting, shall alternate between the parties. The first meeting will take place as soon as practicable after the Effective Date, but in no event later than [ * ] after the Effective Date, and will be organized by Biomira. Meetings may be conducted in person or by telephone or video conference, and the Steering Committee may act without a meeting if, prior to such action, a written consent thereto is signed by each member of the Steering Committee. Except for section 4.1.3, the Steering Committee may amend or expand upon the foregoing procedures for its internal operation by written agreement of Biomira and Cancer Vac.

4.1.5

Disagreements. Unless expressly provided to the contrary in this article 4 or otherwise agreed to in writing by Cancer Vac and Biomira, all disagreements within the Steering Committee with respect to a material issue within the purview of the Steering Committee’s authority shall be resolved in accordance with section 11.4 of this Agreement.

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4.1.6

Expenses. Each party shall be responsible for the costs and expenses (including travel, lodging and other such costs and expenses) associated with the participation of its representatives on the Steering Committee.

4.1.7

Minutes. The party responsible for arranging a meeting of the Steering Committee as provided for in section 4.1.4 of this Agreement shall promptly prepare and deliver to the other party within [ * ] after the date of each meeting, minutes of such meeting setting forth all decisions of the Steering Committee in form and content reasonably acceptable to both parties. Such minutes shall become official only upon written approval by the Steering Committee.

Section 4.2 Functions and Authority

4.2.1

Development Plans. The Steering Committee shall oversee the development (including Clinical Development) of each Product designated by the Steering Committee to be commercialized. The Steering Committee shall review and approve written Development Plans and shall approve conduct and review progress under any such Development Plan(s) including budgets therefor, material supply procedures and capacities, and other matters necessary to development (including Clinical Development) of each Product. Such approved plans and budgets shall be memorialized as an approved plan or budget in the Steering Committee meeting minutes. In the event that the Steering Committee fails to reach agreement with respect to that portion of any Development Plan which relates solely to country specific requirements in the Cancer Vac Territory, Cancer Vac will consider seriously and in good faith any comments that Biomira representatives to the Steering Committee may have with respect to such portion (i.e., country specific requirements in the Cancer Vac Territory) of such Development Plan, provided, however, that the final decision with respect to any such portion shall be made by Cancer Vac. In the event that the Steering Committee fails to reach agreement with respect to that portion of any Development Plan which relates solely to country specific requirements in the Biomira Territory, Biomira will consider seriously and in good faith any comments that Cancer Vac representatives to the Steering Committee may have with respect to such portion (i.e., country specific requirements in the Biomira Territory) of such Development Plan, provided, however, that the final decision with respect to any such portion shall be made by Biomira.

4.2.2

Manufacturing. The parties acknowledge that the Steering Committee will be responsible for determining the person(s) responsible for the manufacture and supply (clinical and commercial) of all Products, all upon such terms and conditions as are established from time to time by the Steering Committee. The person(s) responsible for manufacturing shall present to the Steering Committee [ * ] for its review and consultation a Commercial Manufacturing Plan.

4.2.3

Marketing. The parties acknowledge that, with respect to the Cancer Vac Territory, Cancer Vac will be responsible for the Sales and marketing of Products. Notwithstanding the foregoing, Cancer Vac shall present to the Steering

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Committee [ * ] for its review and consultation, beginning a reasonable period of time prior to Launch of a particular Product in the Cancer Vac Territory, a Marketing Plan, and will not make any material revisions to a previously reviewed Marketing Plan without prior consultation with the Steering Committee. Cancer Vac will consider seriously and in good faith any comments that Biomira representatives to the Steering Committee may have with respect to any such Marketing Plan or material revision thereto, provided, however, that the final decision on any such matter shall be made by Cancer Vac. Similarly, the parties acknowledge that, with respect to the Biomira Territory, Biomira will be responsible for the Sales and marketing of Products. Notwithstanding the foregoing, Biomira shall present to the Steering Committee [ * ] for its review and consultation, beginning a reasonable period of time prior to Launch of a particular Product in the Biomira Territory, a Marketing Plan, and will not make any material revisions to a previously reviewed Marketing Plan without prior consultation with the Steering Committee. Biomira will consider seriously and in good faith any comments that Cancer Vac representatives to the Steering Committee may have with respect to any such Marketing Plan or material revision thereto, provided, however, that the final decision on any such matter shall be made by Biomira.

4.2.4

Plan Amendments. Subject to the limitations set forth in the last two sentences of section 4.2.1, the Steering Committee has the authority to amend the Development Plans approved previously on the basis of new information, if necessary, according to its best judgment. To be authorized, any amendment to previously approved Development Plans and budgets shall be memorialized as an approved amended plan or budget in the Steering Committee meeting minutes.

4.2.5

Effect of Approved Minutes: Except to the extent otherwise specifically provided in this Agreement, each party agrees to be bound by each approved and approved-amended Development Plan or budget therefor as of the date of the Steering Committee’s approval thereof.

4.2.6

Project Team: The Steering Committee will approve the members of a Project Team comprising an equal number of individuals from Biomira and its Affiliates and from Cancer Vac and its Affiliates. The Project Team will develop, implement and manage all Development Plans approved by the Steering Committee. The Project Team will provide the Steering Committee with such expertise and recommendations for development (including Clinical Development), manufacturing, marketing, supply and Sale of Product, as requested by the Steering Committee. In the event the Project Team cannot agree to a unified recommendation to bring to the Steering Committee, it may bring the issue to the Steering Committee for resolution. The Project Team may be further divided into additional subteams, in each case (unless otherwise authorized in writing by the Steering Committee) comprising an equal number of individuals (with the required expertise) from Biomira and its Affiliates and from Cancer Vac and its Affiliates.

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4.2.7

Other functions: As to those Steering Committee procedures to which this Agreement does not speak, the Steering Committee may freely choose what procedure to follow as long as it does not conflict with any term of this Agreement.

4.2.8

Disbanding: The Steering Committee shall remain in full force and effect for as long as any Product is or may be in Clinical Development under this Agreement or is being Sold anywhere in the world pursuant to this Agreement, provided that the Steering Committee will be disbanded in circumstances where either the Biomira Territory is the Territory (and not just the North American Territory) or the Cancer Vac Territory is the entire world and Biomira has no residual rights under article 3 of this Agreement. Notwithstanding that the Steering Committee may be disbanded in the circumstances specified in this section 4.2.8, the parties shall nevertheless communicate and cooperate with each other so as to facilitate the development and commercialization of the technology which is the subject of this Agreement.

Section 4.3 Development Tasks

4.3.1

With respect to the Biomira Territory, Biomira (or its designated Affiliate) will be responsible for conducting, or having conducted, those development (including Clinical Development) and Market Approval (including the preparation, submission and prosecution of all regulatory authority filings and applications required to obtain all necessary Market Approvals to sell Product in each country in the Biomira Territory) tasks identified as its obligation under the applicable Steering Committee-approved Development Plan. Biomira shall use all commercially reasonable efforts to perform the development (including Clinical Development) and Market Approval tasks assigned to it in a prudent and skilful manner in accordance, in all material respects, with the Development Plans then in effect and applicable laws and regulations.

4.3.2

With respect to the Cancer Vac Territory, Cancer Vac (or its designated Affiliate) will be responsible for conducting, or having conducted, those development (including Clinical Development) and Market Approval (including the preparation, submission and prosecution of all regulatory authority filings and applications required to obtain all necessary Market Approvals to sell Product in each country in the Cancer Vac Territory) tasks identified as its obligation under the applicable Steering Committee-approved Development Plan. Cancer Vac shall use all commercially reasonable efforts to perform the development (including Clinical Development) and Market Approval tasks assigned to it in a prudent and skilful manner in accordance, in all material respects, with the Development Plans then in effect and applicable laws and regulations.

4.3.3	Unless otherwise determined by the Steering Committee or agreed in writing by Biomira and Cancer Vac, all Development Costs shall be deemed to be Shared Costs for purposes of this Agreement.

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4.3.4

Unless otherwise specifically required by a regulatory authority of competent jurisdiction, Biomira or its designated Affiliate shall be the record owner of all Market Approvals required for Sale of the Product(s) in the Biomira Territory. Unless otherwise specifically required by a regulatory authority of competent jurisdiction, Cancer Vac or its designated Affiliate shall be the record owner of all Market Approvals required for Sale of the Product(s) in the Cancer Vac Territory. In the event that the area of the Biomira Territory or the Cancer Vac Territory, as the case may be, changes in accordance with this Agreement and as a result it is necessary or desirable to change the record owner of the Market Approvals required for Sale of the Product(s) in the countries which are affected by such change, the then current record owner of the Market Approvals in question shall in a timely manner transfer such Market Approvals to the other party and/or permit the other party to utilize such Market Approvals, file duplicate Market Approvals, cross-reference such Market Approvals, and the like.

Section 4.4 Product Price

Except as otherwise provided by law, [ * ] and [ * ] under this Agreement in relation to the [ * ] shall determine the Sales price for Product(s) Sold in the [ * ], provided that [ * ] shall ensure that the Sales price for Product(s) Sold in [ * ] the Sales price for Product(s) Sold outside of [ * ].

Section 4.5 Advertising and Promotion

Biomira (or its designated Affiliate) shall be responsible for advertising and promotion of Product(s) in the Biomira Territory and Cancer Vac shall be responsible for advertising and promotion of Product(s) in the Cancer Vac Territory. Biomira and Cancer Vac shall on a regular basis consult, coordinate and cooperate in the advertising and promotion of Product(s) including, without limitation, the sharing of advertising and promotion materials.

Section 4.6 Distribution

Biomira shall have the sole responsibility for distribution of Product(s) in the Biomira Territory. Cancer Vac shall have the sole responsibility for distribution of Product(s) in the Cancer Vac Territory.

Section 4.7 Customer Complaints and Medical Inquiries

[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for handling all customer complaints and inquiries regarding the Product(s) [ * ]. All complaints and inquiries received by the other parties or their agents shall be promptly referred to [ * ] to the [ * ] for response according to applicable law. [ * ] to the [ * ] shall use commercially reasonable efforts to handle such matters in a timely manner, in compliance with applicable laws, regulations, rules, policies and regulatory requirements and in accord with [ * ] standard operating procedures. [ * ] shall keep the other informed in a timely manner with respect to such [ * ] activities in regard to customer complaints and inquiries for Products. All costs incurred in responding to customer complaints and inquiries shall be deemed to be Shared Costs for purposes of this Agreement.

Section 4.8 Adverse Event Reporting

[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for reporting all adverse events regarding Product(s) [ * ]. All information received by the other party or their

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agents shall be promptly transferred according to applicable law to [ * ] to the [ * ] for handling. [ * ] to the [ * ] shall handle such matter in a timely manner, in compliance with applicable laws and regulations, and in accord with [ * ] standard operating procedures. [ * ] shall keep the other informed in a timely manner with respect to such [ * ] activities with respect to adverse event reporting for Products. All costs incurred in responding to and reporting adverse events regarding Product(s) shall be deemed to be Shared Costs for purposes of this Agreement.

Section 4.9 Product Recall

[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for initiating and implementing all Product recalls required by controlling regulatory agencies [ * ] and for all voluntary Product market withdrawals. [ * ] to the [ * ] shall handle such matters in a timely manner, in compliance with applicable laws and regulations, and in accord with [ * ] standard operating procedures. [ * ] shall keep the other informed in a timely manner with respect to such [ * ] activities in regard to recalls and market withdrawals. [ * ] shall use commercially reasonable efforts to cooperate with such [ * ] with respect to the implementation of any such recall or market withdrawal. All costs incurred in responding to recalls and market withdrawals shall be deemed to be Shared Costs for purposes of this Agreement.

Section 4.10 Trademarks, Branding and Labelling

Except in circumstances where one party has marketing and other rights under this Agreement to the entire Territory (in which case such party shall be solely responsible for determining the strategy and policies to be followed in relation to branding, labelling and trademarking of Product in the Territory), the Steering Committee shall be responsible for determining the strategy and policies to be followed in relation to the branding and labelling of Product(s) in compliance with applicable law and the development, prosecution, licensing, maintenance and defense of trademarks for Product(s) and for determining the allocation of costs and expenses with respect thereto.

Section 4.11 Shared Costs

4.11.1	Unless otherwise determined by the Steering Committee or agreed in writing by Biomira and Cancer Vac, all Shared Costs shall be borne by Biomira and Cancer Vac on the following basis:

4.11.1.1	so long as the Cancer Vac Territory is the entire world, one hundred percent (100%) by Cancer Vac;

4.11.1.2	so long as the Biomira Territory is [ * ], [ * ] percent ([ * ]%) by Biomira and two percent ([ * ]%) by Cancer Vac; or

4.11.1.3	so long as the Biomira Territory is [ * ], [ * ] percent ([ * ]%) by Biomira and [ * ] percent ([ * ]%) by Cancer Vac.

4.11.2

From and after the Effective Date and for so long as there are Shared Costs, each of Biomira and Cancer Vac shall, within [ * ] of the close of every [ * ], provide the other with a detailed report (a “Cost Report”, the form of which shall be agreed upon by Biomira and Cancer Vac within [ * ] of the Effective Date) of its Shared Costs actually incurred during such [ * ] period, together with reasonable

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supporting documentation. If the Cost Reports of the two parties indicate that one party has incurred more of the Shared Costs during such [ * ] period than is its proper share pursuant to section 4.11.1, the other party shall pay the party who incurred such excess costs the amount of such excess costs within [ * ] of receiving the Cost Report of the other party.

ARTICLE 5

CONFIDENTIALITY

Section 5.1 Confidentiality

The parties to this Agreement recognize that from time to time one party may disclose to another party(ies) information which is of a confidential nature (“Confidential Information”) and it is therefore agreed that:

5.1.1

Except as otherwise expressly authorized in writing by the discloser or specifically provided for in this Agreement, all Confidential Information of the disclosing party shall be held in strict confidence by the receiving party and the receiving party shall employ or cause to be employed diligent efforts and reasonable care in order to ensure that such Confidential Information is not made available to any third party, excepting only as required under this Agreement or to the directors, officers, employees, agents and consultants of the receiving party whose duties require disclosure of the same or as expressly authorized in writing and then (in any such case) only if the parties to whom such Confidential Information is being disclosed have given to the disclosing party an enforceable undertaking (in a form of contract used by the disclosing party in its normal course of business and that that deals with equivalently sensitive information) not to disclose such Confidential Information to any other party.

5.1.2

Subject to section 5.1.3, Confidential Information shall not include information that is in the public domain at the time of disclosure, that the recipient can demonstrate based on written records was lawfully already in its possession, that is approved in writing for release by the discloser or that is obtained by any party to this Agreement from a third party without obligation of confidence (provided, however, that no third party from which the information is obtained has any obligation of confidence to any parties to this Agreement) or that becomes public knowledge otherwise than through the fault of the recipient or any Person to whom it has disclosed the Confidential Information.

5.1.3

Disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body or of any political subdivision thereof or is otherwise required to be disclosed by law. Notwithstanding the foregoing, in the event that a party is required to make a disclosure of the other party’s Confidential Information pursuant to this section 5.1.3, it will, except where impractical, give reasonable advance written notice to the other party of such disclosure and use reasonable commercial efforts to secure confidential treatment of such information.

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5.1.4

Confidential Information that is specific shall not be deemed to be within the public domain merely because it is embraced by general knowledge in the public domain. Further, any Confidential Information dealing with any combination of features of a specific matter shall not be deemed to be within the public domain, unless the combination of features and the principle of operation are in the public domain.

5.1.5

Each party to this Agreement shall, upon the termination of this Agreement, return all corporeal Confidential Information to the owner of such Confidential Information with a written undertaking that no copies (electronic or otherwise) have been retained, except that the receiving party may retain one (1) copy in its legal files solely to allow it to monitor its obligations hereunder.

5.1.6

Each of the parties to this Agreement acknowledge that the other party to this Agreement would suffer irreparable harm as a result of the breach of any of the non-disclosure and confidentiality obligations set forth in this section 5.1 and that legal remedies are inadequate; therefore, each of the parties to this Agreement agrees that, in addition to any damages and other remedies that the other party to this Agreement may be entitled to as a result of such a breach, the other party to this Agreement shall be entitled to seek an order from a court of competent jurisdiction restraining such party from breaching or continuing to breach any of the provisions of this section 5.1.

5.1.7	The covenants of the parties under this section 5.1 shall continue in full force and effect notwithstanding the termination of this Agreement by effluxion of time or otherwise.

Section 5.2 No Disclosure

Except as required by law or any applicable regulatory authority or as otherwise provided herein, the parties agree that the existence of this Agreement and the contents of this Agreement shall not be disclosed to any third party without the prior written consent of the other parties. Notwithstanding the foregoing, in the event that a party is required to make a disclosure of the other party’s Confidential Information pursuant to this section 5.2, it will, except where impractical, give reasonable advance written notice to the other party of such disclosure and use reasonable commercial efforts to secure confidential treatment of such information.

Section 5.3 Press Releases

Except as required by law or any applicable regulatory authority, any press releases or public statements relating to this Agreement or the subject matter hereof shall prior to being released or made final be provided to the other party for comment in a timely manner.

ARTICLE 6

INVENTIONS AND PATENTS

Section 6.1 Joint Improvements

All inventions, discoveries, improvements or other technology to the extent specifically applicable in the Field and all processes or uses relating thereto, which are capable of protection

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as proprietary intellectual property (including for greater certainty trade secrets), that arise after the Effective Date as a result of conduct under this Agreement shall be regarded as improvements (“Improvements”) and Improvements made jointly by employees or others acting on behalf of Biomira and Cancer Vac (the “Joint Improvements”) shall be jointly owned by Biomira and Cancer Vac, each to an undivided one-half interest, and shall be managed in accordance with section 6.5.

Section 6.2 Cancer Vac Improvements

Improvements made solely by employees of Cancer Vac in the course of their employment or others acting on behalf of Cancer Vac who have assigned their rights with respect thereto to Cancer Vac (the “Cancer Vac Improvements”) shall be owned solely by Cancer Vac and, to the extent applicable, shall be subject to the license granted to Biomira in article 3. Cancer Vac shall have the first right to tile, prosecute, and maintain patent protection for Cancer Vac Improvements. If Cancer Vac at any time during the Term fails to file, prosecute or maintain patent protection in any jurisdiction for a Cancer Vac Improvement that has specific application within the Field in circumstances where Biomira intends to develop, market and sell a Product utilizing such Cancer Vac Improvement and has so advised Cancer Vac in writing, Biomira shall, upon [ * ] prior written notice to Cancer Vac, have the right (if Cancer Vac does not agree to file, prosecute or maintain such patent protection in such jurisdiction during such [ * ] period), on behalf of Cancer Vac, to file, prosecute, and maintain patent protection for that Cancer Vac Improvement in that jurisdiction and Cancer Vac shall cooperate with Biomira with respect thereto, including the execution and delivery of any further instruments or documents and taking all such further actions and providing all such further information as Biomira may reasonably request in that regard. Biomira shall be entitled to deduct its costs and expenses in such regard from any payments which Biomira is required to make to Cancer Vac under this Agreement.

Section 6.3 Determination of Inventorship

Inventorship shall be determined in accordance with the Canadian patent law rules and inventorship shall determine whether or not an Improvement is made solely by employees or others acting on behalf of Biomira or on behalf of Cancer Vac.

Section 6.4 Invention Disclosure

Biomira shall promptly disclose to Cancer Vac and Cancer Vac shall promptly disclose to Biomira details of any Joint Improvements or Cancer Vac Improvements, as the case may be, which such party has developed and such details shall be treated as Confidential Information.

Section 6.5 Independent Use of Joint Improvements

Within the Field, the use of Joint Improvements shall only be for purposes of and pursuant to the terms and conditions of this Agreement. Outside of the Field, Biomira and Cancer Vac shall each be entitled to use Joint Improvements as such party determines, provided that prior to any such party licensing any such Joint Improvement to a third party such party shall consult with the other with the aim of jointly licensing such Joint Improvement to such third party. In the absence of a joint license, neither Biomira nor Cancer Vac may license a Joint Improvement to a third party without the prior written consent of the other.

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Section 6.6 Prosecution and Maintenance of Joint Patents

6.6.1

Filing, Prosecution and Maintenance. Biomira and Cancer Vac shall determine, with respect to each Joint Improvement, the procedure and responsibility for filing, prosecuting and maintaining patent applications with respect to such Joint Improvements. Unless otherwise agreed in writing, all reasonable costs incurred with respect to the filing, prosecution and maintenance of patent applications and patents covering Joint Improvements, including fees and expenses of patent counsel, shall be borne equally by the parties. Notwithstanding that one party may be delegated responsibility for filing, prosecuting and maintaining patent applications with respect to a particular Joint Improvement, the other party must approve in writing the taking of any material action with respect thereto including without limitation approving any patent application prior to filing. Both Biomira and Cancer Vac shall have the right to participate fully in the formation and implementation of patent strategy.

6.6.2

Cooperation. Each party shall reasonably make available to the other party or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents with respect to all Joint Improvements, for a period of time sufficient for such party to obtain the assistance it needs from such personnel. All reasonable costs incurred by either party in providing such cooperation shall be shared equally by the parties.

6.6.3

Failure to Agree. In the case of a failure of Biomira and Cancer Vac to agree upon whether or in which countries patent applications should be filed and prosecuted for Joint Improvements, the party which desires to proceed may file and prosecute the patent applications at its own expense, and shall maintain such patents at its own expense, provided that if such Joint Improvement has specific application within the Field in circumstances where Biomira intends to develop, market and sell a Product utilizing such Joint Improvement and has so advised Cancer Vac in writing, Biomira shall be entitled to deduct all costs and expenses which Biomira incurs in connection with the prosecution, maintenance, and defence of such patent applications from the milestone and royalty payments payable by Biomira to Cancer Vac under article 3 of this Agreement. If either Biomira or Cancer Vac wishes to discontinue its portion of payment for maintenance of any patent on the Joint Improvements, such party may do so with prior written notice to the other party, and the other party may maintain such patent on the Joint Improvements at its own expense. Notwithstanding the foregoing, either party may reacquire its rights in any patents or patent applications in any country relating to the Joint Improvements by paying its portion of any costs incurred by the other party to such other party.

Section 6.7 No Waiver

For the avoidance of doubt, by entering into this Agreement, and subject to the licenses granted in this Agreement, no party waives or forfeits any of its rights to any intellectual property that it owns and that exists at or after the Effective Date.

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Section 6.8 Cooperation with respect to Patents

The parties acknowledge and agree that it is in their mutual interest to cooperate with respect to the filing, prosecution and maintenance of the Cancer Vac Patent Rights in the Field. Therefore, with respect to the Cancer Vac Patent Rights in the Field, Cancer Vac agrees to keep Biomira informed on a regular basis of its patent strategy, proposed new patent applications and the filing and status of any patent application or patent and to consider in good faith any comments or suggestions of Biomira with respect thereto. Cancer Vac agrees not to consent to any amendment to the ARI License Agreement which may in any way adversely effect Biomira’s rights under this Agreement and further agrees to fully comply with its obligations and enforce its rights under the ARI License Agreement so as to avoid any adverse effect on Biomira’s rights under this Agreement. Biomira agrees not to consent to any amendment to the CRTL License Agreement which may in any way adversely effect Cancer Vac’s rights under this Agreement and further agrees to fully comply with its obligations and enforce its rights under the CRTL License Agreement so as to avoid any adverse effect on Cancer Vac’s rights under this Agreement.

ARTICLE 7

PATENT INFRINGEMENT

Section 7.1 Infringement by Third Parties

7.1.1

If any party becomes aware of any facts that indicate the likelihood that any intellectual property in any Product or Joint Improvement is being infringed by any Person, or if any Person wrongfully engages in any activity that is covered by the Cancer Vac Technology and/or the CRTL Technology, that party shall inform Biomira and Cancer Vac in writing of those facts in reasonable detail.

7.1.2

If the perceived infringing activity relates primarily to the Cancer Vac Technology, then Cancer Vac shall have the primary right, but not the obligation, to initiate, prosecute and control any action or proceeding with respect to such perceived infringement at its own cost, provided that if Cancer Vac fails to initiate proceedings and attend to remedy such infringement within [ * ] of receiving written notice of such infringement then Biomira may bring and control any such action. If the perceived infringing activity relates primarily to the CRTL Technology, then Biomira shall (subject to the terms of the CRTL License Agreement) have the primary right but not the obligation, to initiate, prosecute and control any action or proceeding with respect to any such infringement at its own cost, provided that if Biomira fails to initiate proceedings or attend to remedy such infringement within [ * ] of receiving written notice of such infringement then, subject to the terms of the CRTL License Agreement, Cancer Vac may bring and control any such action. In either case if one party initiates proceedings and attends to remedy such infringement then it shall keep the other party informed with respect to such proceedings and shall permit the other party to participate in all material discussions concerning such proceedings and the other party shall cooperate and give reasonable assistance in this regard to the party.

7.1.3	Subject to the CRTL License Agreement, any monetary award received as a result

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of proceedings contemplated by this section 7.1 shall be first used to compensate:

7.1.3.1	the party who has primary control over the action for its costs relating to the action; and

7.1.3.2	the other party for its costs relating to the action.

Any award monies remaining after such reimbursement shall (to the extent such award monies [ * ]) be [ * ] or [ * ], as the case may be, [ * ] and then [ * ] for [ * ] or [ * ]. Any remaining award monies which [ * ] shall be [ * ].

7.1.4

No settlement or consent judgment or other voluntary final disposition of a suit under this section 7.1 may be entered into by either party without the prior consent of the other party, such consent not to be unreasonably withheld, and provided further that any settlement or consent judgment or voluntary final disposition of a suit under this section 7.1 in relation to the CRTL Technology shall be subject to the terms of the CRTL License Agreement.

Section 7.2 Claims Against Cancer Vac Technology, CRTL Technology and Joint Technology

7.2.1	Notice.

7.2.1.1

If a third party asserts that a patent or other right owned by it is infringed by Biomira’s and/or Cancer Vac’s use in the manner prescribed in this Agreement of any Cancer Vac Technology, the party first obtaining knowledge of such claim shall immediately provide the other party with written notice of such claim and the related facts as are then known, in reasonable detail. Cancer Vac shall have the obligation to control the defence and settlement of any such claim in relation to the Cancer Vac Technology. If Cancer Vac fails to assume the control and settlement of any such claim within [ * ] of receiving written notice thereof, then Biomira may control the defence and settlement of such action. The controlling party shall keep the non-controlling party fully informed with respect to all matters in relation to such claim and shall consult with the non-controlling party in relation to all material decisions concerning such claim and the defence thereof. The non-controlling party agrees to cooperate and provide reasonable assistance in defending such claims. No settlement shall be entered into without the prior written consent of the other party, such consent not to be unreasonably withheld.

7.2.1.2

If a third party asserts that a patent or other right owned by it is infringed by Biomira’s and/or Cancer Vac’s use in the manner prescribed in this Agreement of any CRTL Technology, the party first obtaining knowledge of such claim shall immediately provide the other party with written notice of such claim and the related facts as are then known, in reasonable detail. Subject to the terms of the CRTL License

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Agreement, Biomira shall have the obligation to control the defence and settlement of any such claim in relation to the CRTL Technology. Subject to the provisions of the CRTL License Agreement, if Biomira fails to assume the control and settlement of any such claim within [ * ] of receiving written notice thereof, then Cancer Vac may control the defence and settlement of such action. The controlling party shall keep the non-controlling party fully informed with respect to all matters in relation to such claim and shall consult with the non-controlling party in relation to all material decisions concerning such claim and the defence thereof. The non-controlling party agrees to cooperate and provide reasonable assistance in defending such claims. Subject to the provisions of the CRTL License Agreement, no settlement shall be entered into without the prior written consent of the other party, such consent not to be unreasonably withheld.

7.2.1.3

If a third party asserts that a patent or other right owned by it is infringed by the use, in the manner prescribed in this Agreement, of any Joint Improvements, the party first obtaining knowledge of such claim shall immediately provide the other party with written notice of such claim and the related facts as are then known, in reasonable detail. Both parties shall share in the control of the defense and settlement of any such claim. Each party shall keep the other party fully informed with respect to all matters in relation to such claim and shall consult with the other party in relation to all material discussions concerning such claim and the defense thereof. The parties agree to cooperate and provide reasonable assistance to the other in defending such claims. No settlement shall be entered into without the prior written consent of Biomira and Cancer Vac, such consent not to be unreasonably withheld.

7.2.2	Damages

7.2.2.1

After complying fully with the procedures set forth in section 7.2.1, any damages or other payments that result from a claim of infringement as specified in section 7.2.1 or that are required to be paid as a result of reaching a settlement with a third party in the manner prescribed in section 7.2.1 or is the result of a judgment from a competent court (which is unappealable or with respect to which the appeal period has expired) shall be paid:

7.2.2.1.1	to the extent that [ * ];

7.2.2.1.2	to the extent that [ * ]; or

7.2.2.1.3	to the extent that [ * ].

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Finally, the reasonable costs and expenses of Biomira and Cancer Vac in defending and settling any such action shall be also dealt with accordingly.

ARTICLE 8

INDEMNIFICATION

Section 8.1 Indemnification by Biomira

Biomira shall indemnify and hold Cancer Vac (its affiliates and their respective officers, directors, shareholders, employees, agents and their successors and permitted assigns) (collectively the “Cancer Vac Indemnitees”) free and harmless from any claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including without limiting the generality of the foregoing, reasonable defence costs and legal fees), arising out of or in connection with, or that are the result of, or are otherwise related to: (i) any claim, suit, proceeding or cause of action against any of the Cancer Vac Indemnitees alleging physical injury (including death) or property damage as a result of the acts or omissions of Biomira or its officers, directors, shareholders, employees or agents, except to the extent attributable to any one or more of the Cancer Vac Indemnitees; (ii) any failure of Biomira to perform, in whole or in part, any covenants or obligations under this Agreement, except to the extent attributable to any one or more of the Cancer Vac Indemnitees; (iii) Biomira’s non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Cancer Vac Indemnitees; (iv) any breach by Biomira of any of its representations or warranties under this Agreement; or (v) Biomira’s marketing and Sale of Product, except to the extent attributable to any one or more of the Cancer Vac Indemnitees.

Section 8.2 Indemnification by Cancer Vac

Cancer Vac shall indemnify and hold Biomira (its affiliates and their respective officers, directors, shareholders, employees, agents and their successors and permitted assigns) (collectively the “Biomira Indemnitees”) free and harmless from any claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including without limiting the generality of the foregoing, reasonable defence costs and legal fees), arising out of or in connection with, or that are the result of, or are otherwise related to: (i) any claim, suit, proceeding or cause of action against any of the Biomira Indemnitees alleging physical injury (including death) or property damage as a result of the acts or omissions of Cancer Vac or its officers, directors, shareholders, employees or agents, except to the extent attributable to any one or more of the Biomira Indemnitees; (ii) any failure of Cancer Vac to perform, in whole or in part, any covenants or obligations under this Agreement except to the extent attributable to any one or more of the Biomira Indemnitees; (iii) Cancer Vac’s non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Biomira Indemnitees; (iv) any breach by Cancer Vac of any of its representations or warranties under this Agreement; or (v) Cancer Vac’s marketing and Sale of Product, except to the extent attributable to any one or more of the Biomira Indemnities. To the extent that Cancer Vac does not fulfill in a timely manner its indemnification obligations under this section 8.2, Prima Biomed covenants and agrees to fulfill such obligations on behalf of Cancer Vac.

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Section 8.3 Procedure

The indemnified party shall give prompt written notice to the indemnifying party(ies) of any suits, claims or demands by third parties (“Claim”) which may give rise to any loss for which indemnification may be required under this article 8, provided, however that failure to give such notice shall not impair the obligation of the indemnifying party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying party to defend the Claim. The indemnifying party shall be entitled to assume the control, defence and settlement of any Claim or demand of any third party at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline to assume control of any such Claim, the party entitled to indemnification shall be entitled to assume such defence of and settle such Claim, all at the sole cost and expense of the indemnifying party. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely impact the rights and interests of the other party without the prior written consent of the indemnified party, which shall not be unreasonably withheld. Each party shall cooperate with the other party and its counsel in the course of the defence of any such Claim, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses.

ARTICLE 9

TERM AND TERMINATION

Section 9.1 Term and Expiration

This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to this article 9, this Agreement shall remain in force and effect on a Product-by-Product and country-by-country basis until the later of (a) the expiration or termination of the last to expire or terminate of Valid Claims that cover such Product in such country, (b) the expiration or termination of the last to expire or terminate of the exclusivity periods that cover such Product in such country, [ * ] or such later date as Biomira and Cancer Vac may agree upon in writing.

Section 9.2 Early Termination

Upon the happening of any of the following events with respect to a party:

9.2.1

such party defaults in the due and punctual payment of any amount payable under this Agreement, when and as due, and such default continues for a period of [ * ] or such longer period as the non-default party may agree to in writing after written notice thereof has been received by such party from the non-defaulting party;

9.2.2

such party fails to perform or observe any material covenant, condition or provision of, or fails to rectify a material breach of, this Agreement, and such default continues for a period of [ * ] (or such longer period as the non-defaulting party may agree to in writing) after written notice thereof has been received by such party from the non-defaulting party;

9.2.3

such party ceases to carry on business, or takes any action to liquidate its assets, stops making payments in the usual course of business, or voluntarily suspends for more than [ * ] all or substantially all of its business operations, other than

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suspensions of a temporary nature resulting from Force Majeure;

9.2.4

such party institutes any proceedings under any statute or otherwise relating to insolvency or bankruptcy, or should any proceedings under any such statute or otherwise be instituted against such party and not be dismissed or vacated within [ * ] of the date of commencement of such proceedings;

9.2.5	a custodian, receiver, manager or any other Person with like powers is appointed to take charge of all or any part of such party’s undertaking, business, property or assets; or

9.2.6	an order is made or a resolution passed for the winding up or liquidation of such party,

the non-defaulting party may immediately terminate this Agreement and the rights and licenses granted hereunder by giving a written notice to that effect to the defaulting party.

Section 9.3 Survival of Obligations and Disposition of Inventory

Such provisions of this Agreement that, by their nature, would be expected to survive termination of this Agreement, including without limitation sections 2.5, 2.11, 3.4 and 3.10 and articles 5, 6, 7, 8 and 10, shall survive any such termination. Subject to being in compliance with all applicable laws and regulatory requirements, Cancer Vac or Biomira, as the case may be, may sell any Products which are in its inventory at the time of termination, provided that such party shall pay the royalties thereon (and any other payments) as required under this Agreement and shall submit the reports required by this Agreement, and provided further that the event giving rise to termination was not a failure to pay.

Section 9.4 Continuing Liability

Termination of this Agreement for any reason shall not release any party from any liability, obligation or agreement which has already accrued nor affect the survival of any provision hereof which is expressly stated to survive such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder or which may arise out of or in connection with such termination.

Section 9.5 Return of Confidential Information

Upon termination of this Agreement, each party shall return to the other all Confidential Information of such other party that remains in its possession, except that each party shall be entitled to retain one copy of any such information for archival purposes.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Section 10.1 Corporate Existence and Power

Each party represents and warrants to the other parties that (a) it is a corporation duly organized and validly existing and in good standing, under the laws of the jurisdiction of its incorporation; (b) it has the corporate power and authority and the legal right to own its property and assets, to

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lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) it is in compliance with all requirements of applicable law, except to the extent that any non-compliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party’s ability to perform its obligations under this Agreement.

Section 10.2 Authorization and Enforcement of Obligations

Each party represents and warrants to the other parties that it has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder; and that this Agreement has been duly executed and delivered on behalf of each party and, except as it may be limited by applicable law, constitutes a legal, valid, binding obligation, according to its terms.

Section 10.3 Consents

Each party represents and warrants to the other parties that all necessary consents, approvals and authorizations of all governmental authorities and others required to be obtained by such party in connection with this Agreement have been obtained.

Section 10.4 No Conflict

Each party represents and warrants to the other parties that the execution and delivery of this Agreement and the performance of such party’s obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under any contractual obligation of such party.

Section 10.5 Authorization of Obligations

Each party represents and warrants to the other parties that the execution, delivery and performance by such party of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders or any other third party that has not been received by the Effective Date, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect that have applicability to it or any provision of its charter documents or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

Section 10.6 Cancer Vac Representations

Cancer Vac represents and warrants to Biomira that as of the date of this Agreement:

10.6.1

Cancer Vac is the sole owner and/or is the exclusive licensee under a valid and subsisting license of the Cancer Vac Technology and that such rights are unencumbered by any lien, security interest or other right granted by Cancer Vac or otherwise and that all formal requirements in connection with the maintenance and continuation of the patents and other proprietary rights included in the Cancer Vac Technology (including without limitation the payment of fees and taxes necessary for the continued use of and/or registration thereof) have been complied with as at the Effective Date. Cancer Vac has no Knowledge of any reason why any patent or other proprietary right included in the Cancer Vac Technology could

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be held to be invalid or otherwise unenforceable, of any reason why any patent application or other application included in the Cancer Vac Technology could be refused or withdrawn, of any reason why any Person could claim that the development, manufacture, production, design, marketing, distribution, use or sale of Products could infringe its intellectual property rights or that any trade secret of another Person has been or could be appropriated as a result of the development, manufacture, production, design, marketing, distribution, use or sale of Products. Cancer Vac has taken all reasonable measures to avoid misappropriation of trade secrets or infringement of copyright.

10.6.2

Cancer Vac has not assigned or conveyed, as at the Effective Date, any interest in Cancer Vac Technology to any third party other than Biomira, or entered into any agreement or made any commitment which is inconsistent with or in derogation of the rights granted to Biomira hereunder.

Section 10.7 Certain Covenants of Biomira and Cancer Vac

10.7.1	Throughout the term of this Agreement, for the benefit of the other party, Biomira and Cancer Vac each shall:

10.7.1.1	maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdictions of its formation; and

10.7.1.2

comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to perform its obligations hereunder, except for those laws, rules, regulations, and orders it may be contesting in good faith.

10.7.2

Cancer Vac covenants and agrees for the benefit of Biomira and its Affiliates to take all actions necessary or desirable to preserve the rights under the ARI License Agreements sublicensed to Biomira and its Affiliates under this Agreement and to not agree to any amendment of the ARI License Agreements which would materially and adversely affect the rights of Biomira and its Affiliates under this Agreement.

10.7.3

Biomira covenants and agrees for the benefit of Cancer Vac to take all actions necessary or desirable to preserve the rights under the CRTL License Agreement sublicensed to Cancer Vac under this Agreement and to not agree to any amendment of the CRTL License Agreement which would materially and adversely affect the rights of Cancer Vac under this Agreement.

10.7.4

Cancer Vac shall provide to Biomira in a timely manner any and all reports and information relating to the Cancer Vac Territory which Biomira is required to provide to CRTL under the CRTL License Agreement.

Section 10.8 Biomira Representation

Biomira represents and warrants to Cancer Vac that as of the date of this Agreement it has no Knowledge of any issue concerning the invalidity of any claims of the CRTL Technology nor

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does it have any Knowledge of any potential infringement by making, using and/or selling the Products of the proprietary rights of any third parties.

Section 10.9 No Further Representations or Warranties

Except as expressly provided in this article 10 or any other provision of this Agreement, neither party makes any representation or warranty of any kind to the other party, express or implied.

Section 10.10 Knowledge

“Knowledge” of Cancer Vac shall [ * ]. “Knowledge” of Biomira shall be [ * ].

ARTICLE 11

MISCELLANEOUS

Section 11.1 Force Majeure

11.1.1

Means an event, the cause of which is beyond the reasonable control of the party affected thereby and which could not reasonably have been foreseen and provided against, including, without limitation, acts of God, strikes, lock-outs or other labour or industrial disturbances, accidents, fires, explosions, weather conditions materially affecting or preventing work, inability to secure fuel, power, materials, contractors or labour, mechanical breakdown, failure of equipment or machinery, delays in transportation, wars, civil commotion, riot, sabotage, interruptions by government, court orders, or orders or rulings by regulatory bodies; provided that an event caused by or materially contributed to by a party’s financial difficulty shall not be included as a force majeure event.

11.1.2

Notwithstanding any other provision of this Agreement, if by reason of Force Majeure, either party is wholly or partly unable to perform certain of its obligations under this Agreement, it shall be relieved of those obligations to the extent, and for the period, that it is affected by Force Majeure, provided that the affected party gives the other party prompt notice of such inability and nature, cause and expected duration of the Force Majeure. The party affected by Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform, provided that there shall be no obligation on a party so affected to settle labour disputes or to test or to refrain from testing the validity of any order, regulation or law in any court having jurisdiction. The party affected by Force Majeure shall give prompt notice of the cessation and the cause thereof, and shall provide reports at least every [ * ] as to its progress in dealing with the Force Majeure. Should the Force Majeure event continue for a period longer than [ * ], the party shall no longer be relieved of its obligations under this Agreement.

Section 11.2 Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in Person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

if to Biomira Inc.

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Biomira Inc.

2011 — 94 Street

Edmonton, Alberta T6N 1H1

Canada

Attention: President

Facsimile: (780) 450-4772

if to Cancer Vac Pty Ltd:

Cancer Vac Pty Ltd

Suite 7, 79-83 High Street

Kew, Victoria, 3101

Australia

Attention: Marcus Clark

Facsimile: +61 3 9854 5777

if to Prima Biomed Limited:

Prima Biomed Limited

Suite 7, 79-83 High Street

Kew, Victoria, 3101

Australia

Attention: Marcus Clark

Facsimile: +61 3 9854 5777

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a business day, on the next following business day) or, if mailed, on the fifth (5th) business day following the date of mailing; provided, however, that if at the time of mailing or within five (5) business days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid. Either party may at any time change its address for service from time to time giving notice to the other party in accordance with this section 11.2.

Section 11.3 Waivers

No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such term, provision, or condition of this Agreement unless reduced to writing signed by an authorized representative of each party.

Section 11.4 Dispute Resolution

Should any dispute arise between the parties concerning this Agreement, the parties agree to first attempt to resolve the dispute in good faith. If within [ * ] of one party providing written notice of such dispute to the other party such dispute is not resolved as aforesaid, then the dispute shall immediately thereafter be referred for resolution to the Chairman of Cancer Vac and the President of Biomira before resorting to any other forum for a remedy. If resolution of the dispute is not reached between the Presidents within [ * ] of such dispute being referred to the

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Presidents, then the parties shall refer the dispute to binding arbitration by a single arbitrator under the Arbitration Act (British Columbia) which shall be held at a neutral site in Vancouver, British Columbia, Canada.

Section 11.5 Assignment

No party to this Agreement shall be entitled to assign its rights or obligations under this Agreement to any Person without the prior written consent of the other parties (such consent not to be unreasonably withheld), provided that (subject to the second sentence of this section 11.5) any party may, without such consent, assign or novate this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business after first giving the other parties written notice of such event and further provided that Biomira shall be entitled, without such consent, to assign or transfer its rights and obligations hereunder to any Affiliate of Biomira. Notwithstanding the foregoing, no assignment of any rights or obligations in relation to the CRTL Technology may be made without the prior written consent of CRTL, such consent not to be unreasonably withheld.

Section 11.6 Taxes

Each of Biomira and Cancer Vac shall be responsible for any and all taxes and other similar levies or charges properly assessed against payments received by such party from the other party under this Agreement. If applicable laws or regulations require the taxes be withheld on such payments, the withholding party will in a timely manner notify the other party in writing specifying the details thereof and shall:

11.6.1	deduct those taxes from the amount of such payment due to the receiving party;

11.6.2	pay the taxes to the proper taxing authority in a timely manner; and

11.6.3	send proof of payment to the receiving party within [ * ] following that payment.

The parties agree to cooperate to reduce the amount of any such deductions and to obtain the benefit of any tax treaty with respect to such deductions. Further, the withholding party shall cooperate with the receiving party in obtaining for the receiving party the credit or refund for any such taxes, levies or charges. Neither party shall be required under this concluding paragraph of section 11.6 to act in a manner which is financially detrimental from a taxation perspective to such party.

Section 11.7 Integration Clause

This Agreement is the sole agreement with respect to the subject matter hereof, and supersedes all proposals, negotiations, conversations, discussions, agreements and/or representations, whether oral or written, including any industry custom or past dealing between the parties relating to the subject matter of this Agreement. The parties agree that any and all obligations between the parties that are outside the terms of this Agreement and that relate to the subject matter of this Agreement that preceded the Effective Date of this Agreement have been satisfactorily executed or are null and void.

Section 11.8 Independent Contractors

11.8.1	This Agreement shall not constitute or give rise to an agency, partnership or joint

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venture between the parties and each party’s performance hereunder is that of a separate, independent entity.

11.8.2

Nothing in this Agreement shall be deemed to be the grant by either party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Agreement.

Section 11.9 Severability and Survival

To the extent that any provision of this Agreement shall be prohibited by or held to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Dollars

Unless otherwise provided, any reference in this Agreement to dollars shall be to U.S. dollars.

Section 11.11 Amendment of Agreement

No change, modification, extension, termination, waiver or other amendment of this Agreement or any of the provisions contained herein, shall be valid unless made in writing and signed by a duly authorized representative of each party.

Section 11.12 Governing Law and Attornment

This Agreement is subject to and shall be governed by the laws of the Province of Alberta and the laws of Canada applicable therein (without giving effect to the conflict of law provisions thereof) and the parties agree to irrevocably attorn to the exclusive jurisdiction of the courts of Alberta.

Section 11.13 Non-Solicitation

Except as otherwise agreed to in writing by Biomira and Cancer Vac, during the Term, Cancer Vac shall not solicit to employ any employees of Biomira or any of its Affiliates, nor shall Biomira solicit to employ any employees of Cancer Vac or its Affiliates, unless an employee responds directly to a general advertisement for employment that is posted in a newspaper or on a website or any other form of publication directed at the public in general.

Section 11.14 Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BIOMIRA, INC.

Per:	/s/ Edward A. Taylor Mar 09 2004
Edward A. Taylor

Per:	/s/ Robert D. Aubrey Mar 09 2004
Robert D. Aubrey

EXECUTED by CANCER VAC PTY LTD ACN 096 859 513 in a manner authorized by the Corporations Act with the authority of the director(s):	) ) )

/s/ Marcs Clark		Marcs Clark
Signature of Director/Secretary		Name of Director/Secretary in full

/s/ Richard Revelins		Richard Revelins
Signature of Director/Secretary		Name of Director/Secretary in full

EXECUTED by PRIMA BIOMED LIMITED ACN 009 237 889 in a manner authorized by the Corporations Act with the authority of the director(s):	) ) )

/s/ Bryan John Frost		Bryan John Frost
Signature of Director/Secretary		Name of Director/Secretary in full

/s/ Richard Revelins		Richard Revelins
Signature of Director/Secretary		Name of Director/Secretary in full

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SCHEDULE A

CancerVac Know How Schedule

Know How:

CancerVac Know How as defined in this Agreement is inclusive of all protocols, data and reports pertaining to current product candidate as well as information and data from ongoing research and development in the following areas:

[ * ]

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CONFIDENTIAL

SCHEDULE B

Cancer Vac Patent Schedule

Patents/applications: 2 Families

The following table indicates the status of each Patent/application in each family.

FAMILY A: MFP (Mann-Mucl Fusion Protein); priority: 23/12/93

COUNTRY	PATENT/APPLICATION #	STATUS
Australia	685539	Granted; expires 24/12/14
Canada	2135833	Pending
Europe	94303817.4	Pending
Japan	6-137976	Pending
United States	5,989,552	Issued (parent claiming immunogenic conjugates); expires 16/11/14
United States	6,177,256	Issued (divisional claiming vaccines); expires 16/11/14

FAMILY B: Mannose receptor bearing cells from PCT/IB98/01718 (priority: 29/9/97)

COUNTRY	PATENT/APPLICATION #	STATUS
Australia	754065 (94555/98)	Granted; expires 29/9/18
Canada	2304952	Pending
Europe	98947738.5/1027063	Pending
Japan	2000-513589	Pending
United States	09/163,089	Pending

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SCHEDULE C

BIOMIRA PATENT AND KNOW HOW SCHEDULE

Note that the list represents currently active members of the pertinent patent family licensed by Biomira from CRTL, however not all patents/pending applications will contain claims covering the CRTL technology licensed under this Agreement

	Application/patent number	Status
US:	5,683,674	Granted
	6,222,020	Granted
	6,054,438	Granted
	09/729,226	Pending

Europe:	0,341,252	Granted
	00127074.3	Pending

Japan:	36592/98	Pending
	125724/00	Pending

Canada:	1,339,204	Granted

The CRTL Technology also includes know how and other rights granted by CRTL to Biomira under the CRTL License Agreement

[ * ].

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DEED OF VARIATION OF LICENSE AND DEVELOPMENT AGREEMENT

This deed (“this Variation”) made as of the 5th day of February, 2007

AMONG:

BIOMIRA INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as “Biomira”)

- and -

CANCER VAC PTY LTD [ACN 096 859 513], a corporation incorporated under the laws of Australia (hereinafter referred to as “Cancer Vac”)

- and-

PRIMA BIOMED LIMITED [ACN 009 237 889], a corporation incorporated under the laws of Australia (hereinafter referred to as “Prima Biomed”)

WHEREAS Biomira, Cancer Vac and Prima Biomed are parties to an agreement entitled “License and Development Agreement” dated 9 March 2004 (“the Agreement”);

AND WHEREAS Biomira, Cancer Vac and Prima Biomed have agreed to vary the Agreement as set out in this Variation;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by the parties, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Terms Defined in Agreement

Subject to Section 1.2, unless otherwise provided, terms defined in the Agreement (as amended by this Variation, if applicable) have the same meaning in this Variation.

Section 1.2 Terms Defined in this Variation

Despite Section 1.1, in this Variation the following terms shall have the following meanings:

1.2.1

“Agreement” means the agreement entitled “License and Development Agreement” between Biomira, Cancer Vac and Prima Biomed dated 9 March 2004, together with all schedules thereto and any amendments to or restatements of that agreement prior to the entry into this Variation by the parties;

1.

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1.2.2	“Effective Date” means February 5, 2007;

1.2.3	“PRR Shares” means all ordinary fully paid shares held by Biomira in the capital of Prima Biomed as at the Effective Date, of which there are approximately [ * ];

1.2.4	“Reimbursement Amount” means the amount [ * ];

1.2.5

“Variation” means this deed of variation of license and development agreement, together with all schedules hereto and any amendments to or restatements of this variation of license and development agreement.

Section 1.3 Number and Gender

Words importing the singular number only in this Variation shall include the plural number and vice versa and words importing one gender only in this Variation shall include all genders and words importing Persons in this Variation shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

Section 1.4 Headings

The headings used in this Variation are for ease of reference only and shall not affect the meaning or the interpretation of this Variation. References to sections and articles are to sections and articles of this Variation unless the context otherwise requires.

Section 1.5 Schedule

The following Schedule attached to this Variation shall form part of this Variation:

Schedule D - Additional Cancer Vac Territory Countries

Section 1.6 Annexure

The consolidated copy of the Agreement as varied by this Variation annexed to this Variation as Annexure 1 shall form part of this Variation, and shall apply and be interpreted as provided for in Section 2.6.

Section 1.7 Effective Date

This Variation shall have effect on and from the Effective Date.

Section 1.8 Legislation

Any reference in this Variation to legislation or a statute includes, unless otherwise indicated, rules and regulations passed or in force as at the date of this Variation and any amendments to such rules or regulations from time to time, and any legislation or regulations substantially replacing the same.

2.

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ARTICLE 2

VARIATION OF LICENSE AND DEVELOPMENT AGREEMENT

Section 2.1 Substitution of Provisions

The Agreement is varied, with effect on and from the Effective Date, by substituting the text set out in the second column of the table below for the text of the article, section, sub-section, clause or provision in the Agreement identified in the first column of the table:

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:
1.1.7	“Cancer Vac End User” shall, for purposes of section 1.1.10 of this Agreement, mean, with respect to a Product, the first purchaser at arm’s length (or, if not at arm’s length, as provided for in section 1.1.10 of this Agreement) with Cancer Vac, an Affiliate of Cancer Vac or any sublicensee (including, without limitation, any sublicensee of a sublicensee), as the case may be, that acquires such Product in final form for end use, including physicians, hospitals and wholesalers, provided that [ * ] such Product is sold to such person [ * ] such Product in the country in question;

1.1.10

Replace the initial paragraph of 1.1.10 with the following:

“Cancer Vac Net Sales” shall mean, with respect to a Product in a particular country, the sum of the gross amounts received for all Sales (directly or indirectly) by Cancer Vac, its Affiliates and all sublicensees (including, without limitation, any sublicensee of a sublicensee), assignees and transferees of such Product to Cancer Vac End Users, less the following deductions from such amounts invoiced which are actually and properly incurred in accordance with GAAP;

1.1.13	“Cancer Vac Territory” means Australia, New Zealand, the countries set out in Schedule D and, except to the extent that Biomira elects in accordance with section 3.1.3 of this Agreement to receive a license to all or a portion thereof (and has not rescinded such election), the Territory;

1.1.41	“ROW Territory” shall mean all countries of the world except Canada, the United States of America, Mexico, Australia, New Zealand and the countries set out in Schedule D;

1.1.48	“Territory” shall mean, collectively, the North American Territory and the ROW Territory;

1.4 Schedules	The following Schedules attached to this Agreement shall form part of this Agreement:

3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:
Schedule A — Cancer Vac Know-How Schedule B — Cancer Vac Patent Rights Schedule C — CRTL Know-How and Patent Rights Schedule D — Additional Cancer Vac Territory Countries

2.2

(a) Subject to section 2.2(b) of this Agreement, Cancer Vac shall have no right to grant sublicenses under the sublicense set forth in section 2.1 of this Agreement without the prior written consent of Biomira and CRTL (such consent not to be unreasonably withheld) and, to the extent applicable, complying with the provisions of this Agreement and the CRTL License Agreement. Cancer Vac shall at least [ * ] prior to the execution of any proposed sublicense agreement provide a complete copy thereof to Biomira for review by Biomira and CRTL. In any such sublicense agreement Cancer Vac shall ensure that the sublicensee is legally bound by the provisions of this Agreement relating to the use and safeguarding of the licensed technology including the confidentiality provisions in article 5 of this Agreement. No such sublicensee shall grant any further license of such licensed technology to any other Person. Cancer Vac shall be responsible for diligently enforcing the provisions of any such sublicense agreement and for the acts and omissions of the sublicensee and all such acts and omissions of the sublicensee shall be regarded for purposes of this Agreement as the acts and omissions of Cancer Vac.

(b) Commencing [ * ], Cancer Vac may (and any sublicensee of Cancer Vac may) grant one or more sublicenses under the sublicense set forth in section 2.1 of this Agreement in respect of the Cancer Vac Territory outside of the North American Territory. Cancer Vac shall, at least [ * ] prior to the execution of any such proposed sublicense agreement, provide a complete copy thereof to Biomira. Further, any such sublicense agreement shall comply with the terms of this Agreement and Cancer Vac shall ensure that the sublicensee is legally bound by the provisions of this Agreement relating to the use and safeguarding of the licensed technology, including the confidentiality provisions in article 5 of this Agreement. Cancer Vac shall be responsible for diligently enforcing or causing the diligent enforcement of the provisions of any such sublicense agreement and for the acts and omissions of any such sublicensee and all acts and omissions of any such sublicensee shall be regarded for the purposes of this Agreement as the acts and omissions of Cancer Vac.

4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:
2.3

Subject to the terms and conditions of the CRTL License Agreement, the sublicense granted under section 2.1 of this Agreement shall remain in force and effect on a Product-by Product and country-by-country basis until the later of:

2.3.1 the expiration or termination of the last to expire or terminate of Valid Claims that cover such Product in such country; and

2.3.2 the expiration or termination of the last to expire or terminate of the Exclusivity Period(s) that cover such Product in such country.

2.8.1.1	$[ * ] upon [ * ];

2.8.1.2	$[ * ] upon [ * ];

2.9.1.1	[ * ] percent ([ * ]%) for Cancer Vac Net Sales of Product in the [ * ]; and

2.9.1.2	[ * ] percent ([ * ]%) for Cancer Vac Net Sales of Product in the [ * ];

2.9.2	at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ] the [ * ], [ * ] percent ([ * ]%) for Cancer Vac Net Sales in the [ * ];

2.9.3	at any time when [ * ] under section [ * ] of this Agreement [ * ] in relation to the [ * ] the [ * ], [ * ] percent ([ * ]%) for Cancer Vac Net Sales in [ * ]; and

4.11.1.1	so long as the Cancer Vac Territory includes the Territory, one hundred percent (100%) by Cancer Vac;

4.2.8	Disbanding: the Steering Committee shall remain in full force and effect for as long as any Product is or may be in Clinical Development under this Agreement, provided that the Steering Committee will be disbanded in circumstances where either the Biomira Territory is the Territory (and not just the North American Territory) or the Cancer Vac Territory is the entire world and Biomira has no residual rights under article 3 of this Agreement.

4.4	Except as otherwise provided by law, [ * ] and [ * ] under this Agreement in relation to the [ * ] shall determine the Sales price for Product(s) Sold in the [ * ], provided that [ * ] shall ensure that the Sales price for Product(s) Sold in [ * ] the Sales price for Product(s) Sold outside of [ * ].

5.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:
4.5	Biomira (or its designated Affiliate) shall be responsible for advertising and promotion of Product(s) in the Biomira Territory and Cancer Vac shall be responsible for advertising and promotion of Product(s) in the Cancer Vac Territory.

4.7	[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for handling all customer complaints and inquiries regarding the Product(s) [ * ]. All complaints and inquiries received by the other parties or their agents shall be promptly referred to [ * ] to the [ * ] for response according to applicable law. [ * ] to the [ * ] shall use commercially reasonable efforts to handle such matters in a timely manner, in compliance with applicable laws, regulations, rules, policies and regulatory requirements and in accord with [ * ] standard operating procedures. All costs incurred in responding to customer complaints and inquiries shall be deemed to be Shared Costs for purposes of this Agreement.

4.8	[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for reporting all adverse events regarding Product(s) [ * ]. All information received by the other party or their agents shall be promptly transferred according to applicable law to [ * ] to the [ * ] for handling. [ * ] to the [ * ] shall handle such matter in a timely manner, in compliance with applicable laws and regulations, and in accord with [ * ] standard operating procedures. All costs incurred in responding to and reporting adverse events regarding Product(s) shall be deemed to be Shared Costs for purposes of this Agreement.

4.9	[ * ] and [ * ] under this Agreement in relation to the [ * ] shall be responsible for initiating and implementing all Product recalls required by controlling regulatory agencies [ * ] and for all voluntary Product market withdrawals. [ * ] to the [ * ] shall handle such matters in a timely manner, in compliance with applicable laws and regulations, and in accord with [ * ] standard operating procedures. [ * ] shall use commercially reasonable efforts to cooperate with such [ * ] with respect to the implementation of any such recall or market withdrawal. All costs incurred in responding to recalls and market withdrawals shall be deemed to be Shared Costs for purposes of this Agreement.

6.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:

6.1 (including sub-heading amendment)

Improvements

All inventions, discoveries, improvements or other technology to the extent specifically applicable in the Field and all processes or uses relating thereto, which are capable of protection as proprietary intellectual property (including for greater certainty trade secrets), that arise after the Effective Date as a result of conduct under this Agreement shall be regarded as improvements (“Improvements”).

6.8	Biomira agrees not to consent to any amendment to the CRTL License Agreement which may in any way adversely effect Cancer Vac’s rights under this Agreement and further agrees to fully comply with its obligations and enforce its rights under the CRTL License Agreement so as to avoid any adverse effect on Cancer Vac’s rights under this Agreement.

7.1.1	If any party becomes aware of any facts that indicate the likelihood that any intellectual property in any Product is being infringed by any Person, or if any Person wrongfully engages in any activity that is covered by the Cancer Vac Technology and/or the CRTL Technology, that party shall inform Biomira and Cancer Vac in writing of those facts in reasonable detail.

7.2	The title of Section 7.2 shall read as follows: Claims Against Cancer Vac Technology and CRTL Technology

7.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub- Section, clause or provision:	Delete text as appearing and substitute with the text set out below:
8.2	Cancer Vac shall indemnify and hold Biomira (its affiliates and their respective officers, directors, shareholders, employees, agents and their successors and permitted assigns) (collectively the “Biomira Indemnitees”) free and harmless from any claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including without limiting the generality of the foregoing, reasonable defense costs and legal fees), arising out of or in connection with, or that are the result of, or are otherwise related to: (i) any claim, suit, proceeding or cause of action against any of the Biomira Indemnitees alleging physical injury (including death) or property damage as a result of the acts or omissions of Cancer Vac or any sublicensee (including, without limitation, any sublicensee of a sublicensee) or their respective officers, directors, shareholders, employees or agents, except to the extent attributable to any one or more of the Biomira Indemnitees; (ii) any failure of Cancer Vac to perform, in whole or in part, any covenants or obligations under this Agreement except to the extent attributable to any one or more of the Biomira Indemnitees; (iii) Cancer Vac’s or any sublicensee’s (including, without limitation, any sublicensee of a sublicensee) non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Biomira Indemnitees; (iv) any breach by Cancer Vac of any of its representations or warranties under this Agreement; or (v) Cancer Vac’s or any sublicensee’s (including, without limitation, any sublicensee or a sublicensee) marketing and Sale of Product, except to the extent attributable to any one or more of the Biomira Indemnities. To the extent that Cancer Vac does not fulfill in a timely manner its indemnification obligations under this section 8.2, Prima Biomed covenants and agrees to fulfill such obligations on behalf of Cancer Vac.

9.1

This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to this article 9, shall remain in force, and effect, on a Product-by-Product and country-by-country basis until the later of:

9.1.1 the expiration or termination of the last to expire or terminate of Valid Claims that cover such Product in such country; and

9.1.2 the expiration or termination of the last to expire of the Exclusivity Period(s) that cover such Product in such country.

8.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 2.2 Addition of new Provisions

In addition to the variations effected by section 2.1, the Agreement shall be further varied, with effect on and from the Effective Date, by inserting the text set out in the second column of the table below as article, section, sub-section, clause or provision in the Agreement identified in the first column of the table:

Article, Section, Sub- Section, clause or provision:	Amend existing numbering as appearing (where indicated) and insert as new the text set out below:
1.1.23a

“Exclusivity Period” means, with respect to a particular Product in a particular country, the period for which such Product is protected by a Valid Claim or any applicable extension to a Valid Claim or any applicable marketing exclusivity period (examples of applicable extensions and/or marketing exclusivity periods include, without limitation, orphan drug status (e.g., United States), first approval of a new class of biological product (e.g., European Union) and safety reporting period (e.g., Japan)).

2.9.5

Add the following as a new sub-clause 2.9.5:

For greater certainty, the parties acknowledge that the provisions of this Agreement (including, without limitation, the provisions of this section 2.9) shall apply to all Sales (directly or indirectly) of Product by Cancer Vac, its affiliates and all sublicensees (including any sublicensee of a sublicensee), assignees and transferees, but the granting by Cancer Vac of a sublicense pursuant to section 2.2 of this Agreement shall not, in and of itself, cause Cancer Vac to incur any additional liabilities beyond those specified in this Agreement merely as a result of the grant of such sublicense.

Section 2.3 Deletion of Provisions

In addition to the variations effected by section 2.1, and the addition of new provisions effected by section 2.2, the Agreement shall be further varied, with effect on and from the Effective Date, by deleting the text of the provisions set out in the table below, and inserting the word “deleted” adjacent to the provision reference, (thereby retaining, to the extent possible, existing number integrity in the Agreement):

Article, Section, Sub-Section, clause or provision:	Article, Section, Sub-Section, clause or provision (sub) heading:
1.1.29	Definitions (“Joint Improvements”)

2.8.1.4	Milestone Payment

2.8.1.6	Milestone Payment

9.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article, Section, Sub-Section, clause or provision:	Article, Section, Sub-Section, clause or provision (sub) heading:
2.9.1 (last paragraph of text forming part of sub-section 2.9.1 appearing directly under clause 2.9.1.2)	Royalty Payments

6.4	Invention Disclosure

6.5	Independent Use of Joint Improvements

6.6	Prosecution and Maintenance of Joint Patents

7.2.1.3	Claims Against Cancer Vac Technology, CRTL Technology and Joint Technology

7.2.2.1.3	Damages

Section 2.4 Definition of Cancer Vac Territory

The parties confirm:

2.4.1	the intention of the parties to extend the Cancer Vac Territory to expressly include the countries set out in Schedule D to this Variation in addition to Australia and New Zealand; and

2.4.2

the reference to “section 3.1.2” in the definition of “Cancer Vac Territory” in section 1.1.13 of the Agreement is to have been at all times substituted with and read as a reference to “section 3.1.3”, and section 1.1.13 of the Agreement is amended accordingly from the date of execution of the Agreement.

Section 2.5 Schedule D

Schedule D to this Variation is inserted after Schedule C of the Agreement as an additional Schedule D attached to the Agreement.

Section 2.6 Consolidation

For the avoidance of doubt (and expressly not as a novation or restatement, nor as a further or repeat grant of rights) a consolidated copy of the Agreement as varied by this Variation is exhibited for reference as Annexure 1 to this Variation. To the extent of any inconsistency between the variations of the Agreement set out in this ARTICLE 2 and the consolidation in Annexure 1, the variations set out in this ARTICLE 2 shall prevail.

ARTICLE 3

PRESERVATION AND CONFIRMATION

10.

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Section 3.1 Agreement otherwise unaltered

Except to the extent necessary to give effect to the variations set out in this Variation, in all other respects, but subject to this Variation, the Agreement remains unaltered and continues in full force and effect.

Section 3.2 No Restatement

The parties confirm that this Variation is supplemental and collateral to the Agreement, notwithstanding that it may contain provisions independent of the Agreement, and that it is intended to record the agreed amendment(s) of the rights of the parties, and acknowledge and confirm the respective positions of the parties in relation to the rights arising by virtue of the Agreement, as varied by this Variation. This Variation, and the variations made by it, expressly are not a novation or restatement of the rights or obligations of the parties, nor a repeat grant of rights.

Section 3.3 Biomira’ Election

The parties confirm Biomira has not elected under section 3.1.3 of the Agreement, and shall not hereafter elect, to receive a license to all or a portion of the Territory. Without limiting the foregoing in any manner whatsoever, and for the avoidance of doubt, the countries set out in Schedule D to this Variation, together with Australia and New Zealand, are excluded from the countries in respect of which Biomira may have been able to elect to receive a license under section 3.1.3 of the Agreement, but for this Section 3.3. The parties acknowledge that this Section 3.3 exists for the benefit of Cancer Vac and Prima Biomed, and may be waived by those parties, acting jointly in their absolute discretion, by notice in writing to Biomira.

Section 3.4 CRTL Technology outside of the Field

Nothing in this Variation shall in any way limit the right of Biomira, CRTL and their respective Affiliates and licensees to use or exploit the CRTL Technology outside of the Field.

Section 3.5 Cancer Vac Technology outside of the Field

Nothing in this Variation shall in any way limit the right of Cancer Vac and its Affiliates and licensees to use or exploit the Cancer Vac Technology outside of the Field.

ARTICLE 4

REIMBURSEMENT

Section 4.1 Cancer Vac Reimbursement

Cancer Vac shall pay to Biomira, within [ * ] of the Effective Date, the Reimbursement Amount.

Section 4.2 Cancer Vac procurement of sales

Cancer Vac may, within [ * ] of the Effective Date, at its own cost and on such terms as Cancer Vac shall consider appropriate, procure the purchase from Biomira of the PRR Shares, or any part thereof, and shall otherwise use its best endeavours to provide such assistance to Biomira as may be necessary to effect the transfer of all right, title and interest in the PRR Shares, or any part thereof, to such third parties who shall do all things necessary at law to receive the right, title and interest in the said PRR Shares. Any funds received from such third parties by Biomira in consideration of the transfer of the PRR Shares to such third parties shall, [ * ], be paid-over by Biomira to Cancer Vac, provided that in no circumstances shall the aggregate amount of the

11.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

monies (i) [ * ] and/or (ii) paid or payable by Biomira to Cancer Vac under this section 4.2 exceed $US [ * ].

Section 4.3 Sale of PRR Shares

Biomira shall, on and from the Effective Date, or from such earlier date as the parties may agree, execute such documents as may be necessary to transfer all right, title and interest in the PRR Shares, or any part thereof, pursuant to section 4.2.

ARTICLE 5

CONFIDENTIALITY

Section 5.1 Confidentiality

The covenants of the parties under Article 5 of the Agreement and this ARTICLE 5 of this Variation shall continue in full force and effect notwithstanding the termination of the Agreement or of this Variation by effluxion of time or otherwise.

Section 5.2 No Disclosure

Except as required by law or any applicable regulatory authority or as otherwise provided herein, the parties agree that the existence of this Variation and the contents of this Variation and the Agreement as varied by this Variation shall not be disclosed to any third party without the prior written consent of the other parties. Notwithstanding the foregoing, in the event that a party is required to make a disclosure of the other party’s Confidential Information pursuant to section 5.2 of the Agreement, it will, except where impractical, give reasonable advance written notice to the other party of such disclosure and use reasonable commercial efforts to secure confidential treatment of such information.

Section 5.3 Press Releases

Except as required by law or any applicable regulatory authority, any press releases or public statements relating to this Variation or the Agreement as varied by this Variation or the subject matter of either shall prior to being released or made final be provided to the other party for comment in a timely manner.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Section 6.1 Corporate Existence and Power

Each party represents and warrants to the other parties that (a) it is a corporation duly organized and validly existing and in good standing, under the laws of the jurisdiction of its incorporation; (b) it has the corporate power and authority and the legal right to own its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) it is in compliance with all requirements of applicable law, except to the extent that any non-compliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party’s ability to perform its obligations under this Variation and the Agreement as varied by this Variation.

12.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.2 Authorization and Enforcement of Obligations

Each party represents and warrants to the other parties that it has the corporate power and authority and legal right to enter into this Variation and to perform its obligations under the Agreement as varied by this Variation; and that this Variation has been duly executed and delivered on behalf of each party and, except as it may be limited by applicable law, constitutes a legal, valid, binding obligation, according to its terms.

Section 6.3 Consents

Each party represents and warrants to the other parties that all necessary consents, approvals and authorizations of all governmental authorities and others required to be obtained by such party in connection with this Variation have been obtained.

Section 6.4 No Conflict

Each party represents and warrants to the other parties that the execution and delivery of this Variation and the performance of such party’s obligations under the Agreement as varied by this Variation do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under any contractual obligation of such party.

Section 6.5 Authorization of Obligations

Each party represents and warrants to the other parties that the execution, delivery and performance by such party of this Variation and the Agreement as varied by this Variation have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders or any other third party that has not been received by the Effective Date, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect that have applicability to it or any provision of its charter documents or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

Section 6.6 No Further Representations or Warranties

Except as expressly provided in this ARTICLE 6 or any other provision of this Variation or the Agreement as varied by this Variation, neither party makes any representation or warranty of any kind to the other party, express or implied.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Integration Clause

The Agreement as varied by this Variation, and this Variation, are the sole agreement with respect to the subject matter hereof, and supersedes all proposals, negotiations, conversations, discussions, agreements and/or representations, whether oral or written, including any industry custom or past dealing between the parties relating to the subject matter of the Agreement. The parties agree that any and all obligations between the parties that are outside the terms of the Agreement as varied by this Variation and that relate to the subject matter of the Agreement as varied by this Variation that preceded the Effective Date of the Agreement have been satisfactorily executed or are null and void.

13.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 7.2 Severability and Survival

To the extent that any provision of this Variation or the Agreement as varied by this Variation shall be prohibited by or held to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Variation or the Agreement as varied by this Variation.

Section 7.3 Amendment of Variation

No change, modification, extension, termination, waiver or other amendment of this Variation or any of the provisions contained herein, shall be valid unless made in writing and signed by a duly authorized representative of each party.

Section 7.4 Governing Law and Attornment

This Variation is subject to and shall be governed by the laws of the Province of Alberta and the laws of Canada applicable therein (without giving effect to the conflict of law provisions thereof) and the parties agree to irrevocably attorn to the exclusive jurisdiction of the courts of Alberta.

Section 7.5 Counterparts

This Variation may be executed in several counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

14.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have each caused this deed to be executed (as a deed) by their duly authorized representatives as of the date first above written.

Per:	/s/ Robert D. Avery
Per:	Robert D. Avery

EXECUTED by CANCER VAC PTY LTD ACN 096 859 513 in a manner authorized by the Corporations Act with the authority of the director(s):	) ) ) )

/s/ Eugen Kopp		Eugen Kopp
Signature of Director/Secretary		Name of Director/Secretary in full

Signature of Director/Secretary		Name of Director/Secretary in full

EXECUTED by PRIMA BIOMED LIMITED ACN 009 237 889 in a manner authorized by the Corporations Act with the authority of the director(s):	) ) ) )

/s/ Eugen Kopp		Eugen Kopp
Signature of Director/Secretary		Name of Director/Secretary in full

Signature of Director/Secretary		Name of Director/Secretary in full

15.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE D

Additional Cancer Vac Territory Countries

[ * ]

16.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.